UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Universal Technical Institute, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 17, 2023

Dear Fellow Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Universal Technical Institute, Inc. (the “Company,” “UTI,” “we,” “us” or “our”), to be held on Thursday, March 2, 2023 at 8:30 a.m. eastern standard time. The Annual Meeting will be a completely “virtual” meeting of stockholders. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/UTI2023 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.

The attached proxy statement, with the accompanying notice of meeting, contain details of the business to be conducted at the Annual Meeting. We urge you to review these materials carefully and to take part in the business of our company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting during which our directors and senior leadership team will be available to answer questions.

Your vote is important. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy before the meeting so that your shares will be represented and voted at the meeting, even if you cannot attend in person. If you attend the meeting virtually, you may continue to have your shares of stock voted as instructed in a previously delivered proxy or you may electronically revoke your proxy and vote your shares of stock online during the meeting. We look forward to your participation.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of UTI. We look forward to seeing you at the Annual Meeting.

Sincerely, /s/ Robert T. DeVincenzi Robert T. DeVincenzi Chairman of the Board of Directors

This proxy statement is dated January 17, 2023 and is first being made available to stockholders on or about January 17, 2023.

UNIVERSAL TECHNICAL INSTITUTE, INC.

4225 E. Windrose Drive

Suite 200

Phoenix, Arizona 85032

(623) 445-9500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Universal Technical Institute, Inc.:

The 2023 Annual Meeting of Stockholders (“Annual Meeting”) of Universal Technical Institute, Inc. (the “Company,” “UTI,” “we,” “us” or “our”) will be held on Thursday, March 2, 2023 at 8:30 a.m. Eastern Standard time. The Annual Meeting will be a completely “virtual” meeting of stockholders and you will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/UTI2023 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.

The items of business at the Annual Meeting are set forth below:

1.	To elect four (4) Class I directors to our Board of Directors to serve for a term of three (3) years or until their respective successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023.

3.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.

4.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

Only stockholders of record at the close of business on January 3, 2023 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose germane to the meeting. The list will also be available for the same purpose for 10 days prior to the meeting at our principal executive offices at 4225 E. Windrose Drive, Suite 200, Phoenix, Arizona 85032.

On January 17, 2023, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders of record as of January 3, 2023 rather than a full paper set of materials. The notice contains instructions on how to access this proxy statement and our annual report online and includes instructions for voting at the Annual Meeting.

To vote at the Annual Meeting, please choose one of the following voting methods:

Vote by Internet

•

Before the Meeting: Go to www.proxyvote.com or from a smartphone scan the QR Barcode located in your Notice of Internet Availability or on your proxy card. Have the information that is printed in the box marked by the arrow g xxxx xxxx xxxx xxxx available and follow the instructions.

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•	During the Meeting: Go to www.virtualshareholdermeeting.com/UTI2023. Have the information that is printed in the box marked by the arrow g xxxx xxxx xxxx xxxx available and follow the instructions.

Vote by Telephone – If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form.

Vote by Mail – If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by filling out the card or form and returning it in the envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on March 2, 2023. The Notice of Annual Meeting, Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (which constitutes our annual report to stockholders) are available electronically at https://investor.uti.edu.

By Order of the Board of Directors, /s/ Jerome A. Grant Jerome A. Grant Chief Executive Officer

Phoenix, Arizona

January 17, 2023

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UNIVERSAL TECHNICAL INSTITUTE, INC.

4225 E. Windrose Drive

Suite 200

Phoenix, Arizona 85032

(623) 445-9500

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

MARCH 2, 2023

General Information

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (our “Board”) of Universal Technical Institute, Inc. (the “Company,” “UTI,” “we,” “us” or “our”), of proxies for use in voting at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on March 2, 2023 at 8:30 a.m. eastern standard time. at www.virtualshareholdermeeting.com/UTI2023, and any adjournment or postponement thereof. On January 17, 2023, we began mailing a notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (the “2022 Annual Report”) online. The date of this Proxy Statement is January 17, 2023.

Questions and Answers

Please see the section titled “Questions and Answers About the Proxy Materials and Voting Information” for important information about the proxy materials, voting, the Annual Meeting, UTI’s corporate governance documents, communications and the deadlines to submit stockholder proposals and director nominees for the 2024 annual meeting of stockholders. Additional questions may be directed to Christopher E. Kevane, Senior Vice President, Chief Legal Officer, at Universal Technical Institute, Inc., 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032.

Learn More About UTI

Please also visit UTI’s 2023 Annual Meeting website, www.virtualshareholdermeeting.com/UTI2023 to easily access our interactive proxy materials, vote through the Internet, submit questions in advance of the 2023 Annual Meeting of Stockholders, and listen to a live webcast of the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure. Our Board currently has ten (10) members, the majority of whom are “independent” in accordance with the published listing requirements of the New York Stock Exchange (the “NYSE”). Our Board is divided into three (3) classes, as set forth below:

•	Class I: David A. Blaszkiewicz, Robert T. DeVincenzi, Jerome A. Grant, and Shannon Okinaka;

•	Class II: George W. Brochick, Lieutenant General William J. Lennox, Jr., and Linda J. Srere; and

•	Class III: Kenneth R. Trammell and Loretta L. Sanchez.

Directors in each class serve three-year terms. At each annual meeting, the term of one class expires. Christopher S. Shackelton serves as designee of the holders of Series A Preferred Stock and is not assigned to a specific class.

Nominees for Election at the Annual Meeting. Our Board, acting on the recommendation of the Nominating and Corporate Governance Committee of our Board (our “Nominating and Corporate Governance Committee”), has nominated Messrs. Blaszkiewicz, DeVincenzi and Grant and Ms. Okinaka for election as Class I Directors, each to serve a three-year term ending in 2026, or until the director’s successor is duly elected and qualified. It is intended that the votes represented by the proxies at the Annual Meeting will be cast for the election of Messrs. Blaszkiewicz, DeVincenzi and Grant and Ms. Okinaka as Class I Directors.

Director Nominees. The following table and text present information as of the date of this Proxy Statement concerning the nominees for election as Class I Directors, including in each case their current membership on committees of our Board, the year they were first elected or appointed as a director, their principal occupations or affiliations during the last five years, other directorships currently held or held during the past five years, and the experiences, qualifications, attributes or skills each of them brings to our Board. We believe that each of the director nominees possesses an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to our Board’s oversight of the business and affairs of UTI.

Name/Title	Age	Board Committees	First Elected or Appointed to UTI Board
David A. Blaszkiewicz	54	Compensation	2011
Robert T. DeVincenzi	63	Audit; Nominations and Governance; Strategic Opportunities	2017
Jerome A. Grant	59	None	2019
Shannon Okinaka	48	Audit	2022

David A. Blaszkiewicz	David A. Blaszkiewicz, age 54, has served as a director on our Board since December 2011. Mr. Blaszkiewicz has served as the Chief Executive Officer of Invest Detroit, a leading economic and investment development organization, focused on community redevelopment and business growth strategies and its predecessor companies, since November 2014, and as President of Invest Detroit since 2001. With more than 25 years of business leadership experiences, Mr. Blaszkiewicz creates and oversees financial tools that lend and invest in real estate, commercial and industrial development, small businesses, and early-stage startups. In addition, Mr. Blaszkiewicz serves on the board of several private and non-profit organizations including the National New Markets Tax Credit Coalition, M-1 RAIL, Detroit Downtown Development Authority and the Detroit Economic Growth Corporation. Mr. Blaszkiewicz received a Bachelor of

Science degree in Business from Wayne State University and a Master of Business Administration degree from Michigan State University. Mr. Blaszkiewicz brings to our Board significant expertise in economic growth strategies as well as municipal and private investment experience.

Robert T. DeVincenzi	Robert T. DeVincenzi, age 63, has served as a director on our Board since April 2017 and served as the Chairman of our Board since September 2017. Mr. DeVincenzi is the chair of the Strategic Opportunities Committee, and a member of the Audit and Nominations and Governance Committees. Since 2021, Mr. DeVincenzi has served as the lead independent director of Lazydays Holdings Inc. and as a member of its Compensation Committee. Mr. DeVincenzi served as Interim Chief Executive Officer of Lazydays Holdings Inc. from January 2022 through August 2022. Additionally, Mr. DeVincenzi has been a principal partner in Lupine Venture Group, a business advisory firm that provides strategic consulting and corporate development advisory services, since 2014. Previously, Mr. DeVincenzi served as an Adjunct Professor of Entrepreneurship and Strategic Management at California State University, Monterey Bay, from 2014 until 2022. Mr. DeVincenzi also served as a director and earlier as President and CEO of Redflex Holding Limited, which focuses on road, vehicle, and pedestrian safety products and services (2014-2021). Mr. DeVincenzi held the position of President and CEO at Inkra Networks Inc., Ignis Optics Inc. and has held senior executive sales, marketing and strategy positions at a variety of technology and services companies. Mr. DeVincenzi received a Master of Arts degree from Gonzaga University in Organizational Leadership, a Bachelor of Science degree in Business Administration from California State University, San Luis Obispo and has completed Directors College at Stanford University. Mr. DeVincenzi brings to our Board significant business leadership and strategy development experience, as well as public company board expertise. Mr. DeVincenzi qualifies as an “audit committee financial expert” under SEC guidelines.

Jerome A. Grant	Jerome A. Grant, age 59, has served as our Chief Executive Officer and on our Board since November 2019. Mr. Grant joined us as Executive Vice President and Chief Operating Officer in November 2017. Prior to joining us, Mr. Grant served as Senior Vice President, Chief Services Officer with McGraw-Hill Corporation from June 2015 to April 2017. Prior to joining McGraw-Hill, Mr. Grant spent more than 14 years in executive leadership roles at Pearson Education, Inc. including President of Business and Technology, Chief Learning Officer, Vice President – Digital Products and Vice President – Technology Strategy. Mr. Grant received a Bachelor of Business Administration degree in Labor Relations and Marketing from the University of Wisconsin-Milwaukee. Mr. Grant brings to our Board more than two decades of executive leadership experience in post-secondary education, including digital strategy, strategic partnerships, marketing and technology.

Shannon Okinaka	Shannon Okinaka, age 48, has served a director on our Board since March 2022. She is a member of the Audit Committee. Ms. Okinaka was appointed as Executive Vice President, Chief Financial Officer and Treasurer of Hawaiian Holdings, Inc. in May 2015 having previously served as Vice President – Controller of Hawaiian Airlines. Ms. Okinaka joined Hawaiian Airlines as Senior Director in charge of Sarbanes-Oxley compliance and special projects. Prior to joining Hawaiian Airlines,

Ms. Okinaka worked for Hawaiian Electric Company and Coopers & Lybrand/PricewaterhouseCoopers. Ms. Okinaka was certified as a public accountant in the State of Hawaii. Ms. Okinaka also serves on the Board of Directors of the Honolulu Japanese Chamber of Commerce and Island Insurance Company. Ms. Okinaka graduated from the Shidler College of Business at UH Mānoa, earning a Bachelor of Science in Management Information Systems and Accounting. Ms. Okinaka brings to our Board more than two decades of financial and accounting leadership experience. Ms. Okinaka qualifies as an “audit committee financial expert” under SEC guidelines.

OUR BOARD RECOMMENDS THAT YOU

VOTE “FOR” EACH OF THESE NOMINEES

Continuing Directors. The terms of Messrs. Brochick and Lennox and Ms. Srere, our Class II Directors, are scheduled to end in 2024 and the terms of Mr. Trammell and Ms. Sanchez, our Class III Directors, are scheduled to end in 2025. Mr. Shackelton serves as designee of the holders of Series A Preferred Stock. For further information on the Series A Preferred Stock designee, see “Series A Preferred Stock Director Designee” below.

Christopher S. Shackelton, age 43, has served as a director on our Board since June 2016. Mr. Shackelton is Co-Founder and Managing Partner of Coliseum Capital Management, LLC. He has served as Chairman of the Board of ModivCare Inc. (formerly Providence Service Corp.) since November 2012 and Chairman of the Board of Lazydays Holdings, Inc. since December 2021 (and as a director since March 2018). Previously, he was Chairman of Rural/Metro Corp, from December 2010 to June 2011 and Chairman of Medalogix LLC, from August 2014 to May 2021. He has also served on the boards of Interstate Hotels & Resorts, Inc., from February 2009 through March 2010, Advanced Emissions Solutions, Inc. from July 2014 to June 2016, LHC Group, Inc., from November 2012 to August 2017, and BioScrip, Inc., from March 2015 to August 2019. Prior to these positions, he worked at Watershed Asset Management and Morgan Stanley & Co. He received a bachelor’s degree in economics from Yale University. Mr. Shackelton brings to the Board significant expertise on strategic transformation and capital allocation, in addition to his experience leading the boards of other public companies.

Linda J. Srere, age 67, has served as a director on our Board since 2005. Ms. Srere is a marketing and advertising consultant. From January 2000 to November 2001, she served as President of Young & Rubicam Advertising, a worldwide advertising network. From September 1998 to January 2000, Ms. Srere served as Vice Chairman and Chief Client Officer of Young & Rubicam Inc. (“Y&R”). From January 1997 to September 1998, she served as President and CEO of Y&R’s New York office. Ms. Srere joined Y&R in September 1994 as Executive Vice President and Director of Business Development. Ms. Srere served as the Chairman of advertising agency Earle Palmer Brown New York from 1992 to 1994, and served as President of advertising agency Rosenfeld, Sirowitz, Humphrey & Strauss from 1990 to 1992. For 11 years, until July 2012, Ms. Srere was a director of Electronic Arts Inc. During her tenure, she served on its Compensation, Nominating, and Governance committees. Ms. Srere also served as a director of aQuantive, Inc., which was sold to Microsoft in 2007. She currently sits on the Investor and Executive Council of DCubed Group, a private market investment firm. Ms. Srere also serves on the Advisory Board of SOS Method, a meditation technology platform. Ms. Srere brings to our Board marketing, strategic, and business leadership skills from her career in marketing and advertising.

George Brochick, age 73, has served as a director on our Board since March 2020. Mr. Brochick has served as Executive Vice President—Strategic Development at Penske Automotive Group (NYSE: PAG) since July 2012, and has held various executive positions since joining the company in 1996. In addition to his current executive functions, Mr. Brochick held numerous dealership general manager positions throughout his automotive career. Previously, Mr. Brochick served as Vice President, Operations, for Southwest Kenworth, Inc. from 1977 to 1984 and also held the position of Director, Marketing Services, for Euclid, Inc., a division of

Daimler-Benz, A.G. Mr. Brochick serves on the Board of Directors of the Duke University Board of Visitors and has served on the Board of Directors of the American International Automobile Dealers Association. Mr. Brochick brings to our Board extensive knowledge and experience in the automotive retail industry, in addition to high-level connections throughout the transportation industry.

Lieutenant General William J. Lennox, Jr. (USA Ret.), age 73, has served as a director on our Board since January 2014. Mr. Lennox has served as Chief Executive Officer of Lennox Strategies, LLC, a consulting company and personal business venture, since 2012. Mr. Lennox served as President of Saint Leo University from July 2015 to June 2018. From 2006 to 2012, Mr. Lennox served as Senior Vice President, Washington, D.C., for Goodrich Corporation, a Fortune 500 aerospace firm. Prior to his position at Goodrich Corporation, Mr. Lennox served approximately 35 years in the United States Army, culminating as Superintendent of the United States Military Academy at West Point. In June 2021, Mr. Lennox joined the Board of Directors of Ignite Fueling Innovation, Inc., a veteran owned and operated systems and software engineering company. Mr. Lennox received a Bachelor of Arts degree concentrating in International Affairs from the United States Military Academy at West Point, as well as a Master of Arts degree and Ph.D. in Literature from Princeton University. Mr. Lennox’s experiences leading two institutions of higher learning, his exceptional military career, and his expertise in developing and managing strategic relationships between the private sector and government entities bring a unique set of experiences and capabilities to our Board.

Kenneth R. Trammell, age 62, has served as a director on our Board since June 2011. From May 2020 until the sale of the company in March 2021, Mr. Trammell was a director of Red Lion Hotels Corp, an owner and franchiser of hotels. During that time, he served as chair of the Audit Committee and as a member of the Nominating and Governance Committee. Mr. Trammell served as an Executive Vice President of Tenneco Inc., a publicly traded manufacturer of vehicle components and systems, from January 2006 until his retirement in December 2018, as the Chief Financial Officer from September 2003 until June 2018, and as Controller from 1997 through 2003. He also returned to Tenneco as Interim Chief Financial Officer from April 2020 to September 2020. Prior to joining Tenneco in 1996, Mr. Trammell spent 12 years with the international public accounting firm of Arthur Andersen LLP. Mr. Trammell received a Bachelor of Business Administration degree in Accounting from the University of Houston. Mr. Trammell has significant business experience in the original equipment and aftermarket automotive parts industry for more than 20 years. He also has considerable experience in financial reporting, accounting, internal controls, capital markets transactions, investor relations and operations finance. Mr. Trammell qualifies as an “audit committee financial expert” under SEC guidelines.

Congresswoman Loretta L. Sanchez, age 62, has served as a director on our Board since May 2021. Congresswoman Sanchez served in Congress from 1997 to 2017 as a Democrat from California’s 46th Congressional District, representing Orange County. One of her key priorities was ensuring access to all types of higher education, including career and technical skills training. While in Congress, Congresswoman Sanchez served on the Education and Labor Committee, Armed Services Committee, and as a ranking member of the Homeland Security Committee Subcommittee on Cybersecurity, Infrastructure Protection, and Security Technologies. Congresswoman Sanchez is currently Chief Executive Officer of Datamatica LLC, a consulting, data analytics and messaging firm that focuses on local, state and federal issues and campaigns, that she joined in December 2018. Ms. Sanchez received a Bachelor of Science degree in Business Administration with a concentration in Economics from Chapman University and a Master of Business Administration degree from American University in Washington, DC. Congresswoman Sanchez is currently a public member of the Career Education Colleges and Universities Board of Directors and also is a Trustee at Chapman University in Orange, California. Congresswoman Sanchez brings to the Board her political experience and expertise, including significant experience in education.

Series A Preferred Stock Director Designee. Pursuant to Section 5(c) of the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), for so long as Coliseum Holdings I, LLC (“Coliseum”), its affiliates or any of its or its affiliates’ transferees approved by the Company beneficially own at least a majority of the then outstanding shares of Series A Preferred Stock, the holders of shares of

Series A Preferred Stock, by the vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock shall have the right to designate one member to our Board who, subject to applicable law and regulations (including NYSE listing standards) may be appointed to a minimum of two committees of our Board. On June 29, 2016, our Board, upon the designation by the holders of Series A Preferred Stock, and upon deeming such appointment to be in the best interests of the Company, elected Mr. Shackelton, a Managing Partner at and co-founder of CCM, to our Board.

Corporate Governance and Related Matters

We believe that effective corporate governance is critical to our ability to create long-term value for our stockholders. Accordingly, we have structured our corporate governance to align our interests with those of our stockholders in the following ways:

Board Leadership Structure. Under our Corporate Governance Guidelines, our Board may appoint a Chairman of the Board in any manner that is in the best interests of UTI. In making leadership structure determinations, our Board considers many factors, including the specific characteristics and circumstances existing at that time, whether the role of Chairman should be separate from that of the Chief Executive Officer and, if the roles are separate, whether the Chairman should be selected from the independent directors or from management. Our Board believes that no single board leadership model is universally or permanently appropriate and will periodically review the performance of the sitting Chairman and determine whether or not that selection should remain in effect.

Currently, Mr. DeVincenzi serves as non-executive Chairman of the Board. Our Board believes that the separation of the roles of Chairman and Chief Executive Officer provides more depth in UTI’s leadership and additional strategic support to our Chief Executive Officer.

In addition to his or her responsibilities as a director generally, the Chairman of the Board has primary responsibility for Board leadership and administration, with a focus on Board meeting leadership, strategy discussions, management performance, and accountability. The Chairman of the Board presides at all meetings of our Board and of the stockholders at which he or she is present. The Chairman of the Board performs other functions and responsibilities as set forth in our Corporate Governance Guidelines or as requested by our Board from time to time.

Our Corporate Governance Guidelines call for regular executive sessions of the non-management directors (those not employed by us). Our Board believes that these regular executive sessions outside of the presence and influence of management ensure that non-management directors have sufficient opportunity to fully and candidly discuss ideas and issues regarding UTI, management’s performance, and whether Board operations are satisfactory. The non-executive Chairman or the lead director, as applicable, will lead and preside over these executive sessions and will organize and establish the agenda for these sessions. If the non-executive Chairman or lead director, as applicable, is absent or such positions are vacant, the non-management directors will select from among them who will preside over any executive sessions. Mr. DeVincenzi, as non-executive Chairman of the Board, leads and presides over our Board’s executive sessions.

“Independent” Directors. Our Board has determined that Messrs. Blaszkiewicz, Brochick, DeVincenzi, Lennox and Trammell and Mses. Okinaka, Srere and Sanchez qualify as “independent” in accordance with the published listing requirements of the NYSE. The NYSE’s independence definition includes a series of objective tests, such as that the director is not an employee of the listed company, has no material relationships with the listed company, and has not engaged in various types of business dealings with the listed company. An explanation of the independence standard used by our Board, which standard incorporates the NYSE independence definition, is set forth in our Corporate Governance Guidelines adopted by our Board and discussed elsewhere in this Proxy Statement. Our Board considers all relevant facts and circumstances in evaluating the independence of its members from management. Non-material business transactions conducted in the ordinary course of business are not determinative of the issue of independence. As required by NYSE rules and regulations, our Board has made an affirmative determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and has affirmatively determined that each independent director meets the independence standard used by our Board. In making these determinations, our Board reviewed and discussed information provided by the directors and our management with regard to each director’s business and personal activities as they may relate to us and our management.

“Independence” for Audit Committee and Compensation Committee Members and “Audit Committee Financial Experts.” As required by NYSE rules and regulations, each member of the Audit Committee of our Board (our “Audit Committee”) qualifies as “independent” under special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees, and each member of the Compensation Committee of our Board (our “Compensation Committee”) qualifies as “independent” under special standards established by the NYSE for members of compensation committees. Our Audit Committee also includes at least one independent member who our Board has determined meets the qualifications of an “audit committee financial expert” in accordance with SEC rules and regulations, including the requirement that such person satisfies the criteria for an “independent director.” Our Board has determined that each of Messrs. DeVincenzi and Trammell and Ms. Okinaka, each of whom serves on our Audit Committee, is an “audit committee financial expert.”

Board’s Role in Risk Oversight. Our Board oversees our risk management function and ensures that management develops sound business strategies. Our Board’s close involvement in setting our business strategy and objectives is integral to its assessment of ongoing business risks, determinations of appropriate levels of risk and how to effectively manage risk. In fulfilling this risk management responsibility, our Board regularly receives reports and/or presentations from applicable members of management and the committees of our Board. In particular, our Board continually evaluates risks relating to financial matters, legal, and regulatory issues, operational and strategic considerations and fraud, and addresses individual risks on a case-by-case basis with management, as necessary.

While our Board is ultimately responsible for oversight of the risk management process, our Board delegates responsibility for certain aspects of risk management to its committees, which are comprised solely of independent directors.

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Our Audit Committee focuses on risks, controls, and procedures related to our financial statements, the financial reporting process, and accounting and legal matters, including related party transactions and other conflicts of interest situations.

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Our Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs and reviews and approves compensation programs with features that incentivize performance through individual and corporate goals while discouraging risky behaviors.

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Our Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance and environmental, social and governance (“ESG”) practices, including our Code of Conduct and Corporate Governance Guidelines, director selection and nomination processes, and Board and committee evaluations.

Board Meetings

Our Board and its committees meet throughout the year on a set schedule, hold special meetings, and act by written consent from time to time, as appropriate. Our Board has delegated various responsibilities and authority to different Board committees, which regularly report on their activities and actions to the full Board. In addition, our Board has adopted Corporate Governance Guidelines that call for regular executive sessions of the non-management directors.

In fiscal 2022, our Board met twelve (12) times. Each of our directors attended more than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which he or she served that were held during the 2022 fiscal year and that were held while such person was a director of the Company or a member of such committee.

Board Committees and Charters

Our Board has five (5) standing committees: Audit, Compensation, Nominating and Corporate Governance, Government Affairs and Public Policy, and Strategic Opportunities. Each member of our Audit, Compensation, Nominating and Corporate Governance, Government Affairs and Public Policy, and Strategic Opportunities Committees is an independent director in accordance with NYSE standards. Each of our Board committees has a written charter approved by our Board. Copies of each charter are posted on our website at www.uti.edu under the “Investor Relations—Corporate Governance—Committee Charters” captions. We will provide copies of our Board committee charters upon request made in writing to us at our principal executive offices at 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032.

The current committee membership is as follows:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Government Affairs and Public Policy Committee	Strategic Opportunities Committee
David A. Blaszkiewicz		Chair
George W. Brochick	✓		✓	✓
Robert T. DeVincenzi	✓		✓		Chair
LTG (R) William J. Lennox, Jr.		✓		Chair
Linda J. Srere		✓	Chair		✓
Kenneth R. Trammell	Chair				✓
Loretta L. Sanchez				✓
Shannon Okinaka	✓

Audit Committee. Messrs. Blaszkiewicz, Brochick, DeVincenzi and Trammell and Ms. Okinaka served as members of our Audit Committee during fiscal 2022. Mr. Blaszkiewicz resigned from the Audit Committee during fiscal 2022. Our Board has determined that each member of the Audit Committee is financially literate, that Messrs. DeVincenzi and Trammell and Ms. Okinaka are “audit committee financial experts,” and that each member of our Audit Committee satisfies the independence requirements of the NYSE and the SEC. Our Audit Committee has the responsibility for overseeing, among other things:

•	our accounting and financial reporting processes;

•	the reliability of our financial statements;

•	the effective evaluation and management of our financial risks;

•	our compliance with laws and regulations; and

•	the effective and efficient audit of our financial statements by a qualified independent registered public accounting firm.

Our Audit Committee met ten (10) times during fiscal 2022. Our Audit Committee is required by SEC rules and regulations to publish a report to stockholders concerning its activities during the prior fiscal year. Our Audit Committee’s report is set forth elsewhere in this Proxy Statement.

Compensation Committee. Messrs. Blaszkiewicz and Lennox and Ms. Srere served as members of our Compensation Committee during fiscal 2022. Our Board has determined that each of Messrs. Blaszkiewicz and

Lennox and Ms. Srere satisfies the independence requirements of the NYSE. The primary responsibility of our Compensation Committee is to develop and oversee the implementation of our philosophy with respect to the compensation of our officers. In that regard, our Compensation Committee has the responsibility for, among other things:

•	developing and maintaining a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to stockholders;

•	recommending compensation and benefit plans to our Board for approval;

•	reviewing and approving annual corporate and personal goals and objectives to serve as the basis for the Chief Executive Officer’s compensation;

•	evaluating the Chief Executive Officer’s performance in light of the goals and, based on such evaluation, determining the Chief Executive Officer’s compensation;

•	determining the annual total compensation for NEOs (as defined below);

•	approving the grants of equity-based incentives as permitted under our equity-based compensation plans;

•	reviewing and recommending to our Board compensation for our non-management directors; and

•

reviewing and recommending employment agreements, severance arrangements, and change-in-control plans that provide for benefits upon a change in control, or other provisions for our executive officers and directors, to our Board.

Our Compensation Committee met five (5) times during fiscal 2022.

Our Board adopted a charter for our Compensation Committee that provides, among other things, that our Compensation Committee may, at its discretion, utilize consultants, counsel, or other advisers to assist our Compensation Committee in fulfilling its duties. Pursuant to its written charter, our Compensation Committee has the sole authority to retain, obtain the advice of or terminate any such consultant, counsel or other adviser, including sole authority to approve the fees and other retention terms. Our Compensation Committee has retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), a national compensation consulting firm, to assist as independent compensation consultants. For additional information on the role of compensation consultants, please see “Compensation Discussion and Analysis—Role of Compensation Consultants,” which is included elsewhere in this Proxy Statement. Other than their review and analysis of officer and director compensation as discussed in this Proxy Statement, Pearl Meyer did not provide any additional services to us during the 2022 fiscal year.

Nominating and Corporate Governance Committee. Messrs. Brochick and DeVincenzi and Ms. Srere served as members of our Nominating and Corporate Governance Committee during fiscal 2022. Our Board has determined that each member of our Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE. Our Nominating and Corporate Governance Committee has the responsibility for, among other things:

•	identifying individuals qualified to serve as directors of UTI;

•	recommending qualified individuals for election to our Board at the annual meeting of stockholders;

•	recommending to our Board those directors to serve on each of our Board committees;

•	recommending a set of corporate governance guidelines to our Board;

•	reviewing periodically our Corporate Governance Guidelines and recommending governance issues that should be considered by our Board;

•	reviewing periodically our Board’s committee structure and operations and the working relationship between each committee and our Board; and

•	considering, discussing and recommending ways to improve our Board’s effectiveness.

Our Nominating and Corporate Governance Committee also reviews and makes recommendations to our Board regarding the size and the composition of our Board. In addition, our Nominating and Corporate Governance Committee will review and consider properly submitted stockholder recommendations on candidates for membership on our Board as described below. In evaluating such recommendations, our Nominating and Corporate Governance Committee will use the same review criteria discussed below under “Director Qualifications and Review of Director Nominees.” Any stockholder recommendations proposed for consideration by our Nominating and Corporate Governance Committee must include the candidate’s name, accompanied by relevant biographical information, and must be submitted in accordance with our Bylaws to the attention of our Secretary at Universal Technical Institute, Inc., 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032.

Our Nominating and Corporate Governance Committee spearheads our ESG efforts. During fiscal 2022, our Nominating and Corporate Governance Committee took the following ESG-related actions:

•	adopted an ESG charter;

•	appointed a management ESG committee;

•	adopted a human rights policy; and

•	adopted an environmental sustainability policy.

Our Nominating and Corporate Governance Committee met ten (10) times during fiscal 2022.

Government Affairs and Public Policy Committee. Messrs. Brochick and Lennox and Ms. Sanchez served as members of our Government Affairs and Public Policy Committee during fiscal 2022. Our Government Affairs and Public Policy Committee has the responsibility for, among other things:

•	identifying, evaluating and reviewing legislative, regulatory, governmental and public policy matters and trends that may impact our strategic business goals, activities and performance;

•	evaluating and reviewing our strategic governmental affairs and public policy mission and objectives and developing recommendations to allow us to effectively achieve strategic business goals;

•	providing tactical assistance to manage and to support our governmental affairs and public policy mission and objectives and achievement of strategic business goals; and

•	reviewing the policies, practices and priorities of our political action committee.

Our Government Affairs and Public Policy Committee met four (4) times during fiscal 2022.

Strategic Opportunities Committee. Messrs. DeVincenzi and Trammell and Ms. Srere served as members of our Strategic Opportunities Committee during fiscal 2022. Our Strategic Opportunities Committee has the responsibility for, among other things, analyzing and making recommendations to the Board with respect to potential strategic opportunities, including:

•	entering into business combinations, acquisitions, mergers, dispositions, divestitures, joint ventures, and similar strategic transactions;

•	entering into agreements for the purchase, sale, or lease of real property;

•	establishing additional campus locations and offerings; and

•	overseeing management’s development of a capital deployment framework.

Our Strategic Opportunities Committee met nine (9) times during fiscal 2022.

Director Qualifications and Review of Director Nominees

Our Nominating and Corporate Governance Committee makes recommendations to our Board regarding the size and composition of our Board. Our Nominating and Corporate Governance Committee reviews annually with our Board the composition of our Board as a whole and recommends, if necessary, measures to be taken so that our Board reflects the appropriate balance of knowledge, experience, skills, expertise, and diversity required for our Board, as a whole, and contains at least the minimum number of independent directors required by the NYSE and other applicable laws and regulations. Our Nominating and Corporate Governance Committee is responsible for ensuring the composition of our Board accurately reflects the needs of our business and, in accordance with the foregoing, proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills.

Though neither our Board nor our Nominating and Corporate Governance Committee has a formal policy concerning diversity, our Board values diversity on our Board, believes diversity should be considered in the director identification and nominating process, and seeks to compose a Board that is holistically diverse, with a range of views, backgrounds, leadership and business experience, and that includes women and underrepresented minorities. Our Nominating and Corporate Governance Committee also considers the extent to which a candidate would fill a present need on our Board. In selecting director nominees, our Board seeks to monitor the mix of specific experiences, qualifications, and skills of its members in order to assure that our Board, as a whole, has the necessary tools to perform its oversight function effectively in light of UTI’s business and structure.

To fulfill its responsibility to recruit and recommend to the full Board nominees for election as directors, our Nominating and Corporate Governance Committee reviews the composition of our Board to determine the qualifications and areas of expertise needed to further enhance the composition of our Board and works to attract candidates with those qualifications. In evaluating a director candidate, our Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company and its stockholders, including the knowledge, experience, and integrity of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience, and competencies which our Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by our Board and any core competencies or technical expertise necessary to staff committees of our Board. Director candidates must have a background and experience in areas important to our operations, such as business, education, marketing, finance, government, or law, and should be individuals of high integrity and independence with substantial accomplishments. Our Nominating and Corporate Governance Committee does not assign specific weights to any particular criteria. Rather, our Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow our Board to fulfill its responsibilities. In connection with each director nomination recommendation, our Nominating and Corporate Governance Committee considers the issue of continuing director tenure and whether our Board will be exposed to new ideas and viewpoints and will maintain willingness to critically examine the status quo.

In connection with director nominations, our Nominating and Corporate Governance Committee also considers each nominee’s ability to (i) assist with our business strategy, (ii) oversee our efforts in complying with the disclosure requirements of the SEC and the NYSE, (iii) assist in improving our internal controls and disclosure controls, and (iv) oversee our corporate governance and leadership structure.

Our Nominating and Corporate Governance Committee will consider nominees recommended by stockholders for election to our Board, provided the names of such nominees, accompanied by relevant biographical information, are submitted in accordance with our Bylaws. Pursuant to our Bylaws, a stockholder may nominate a person for election to our Board by making timely notice in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed to and received by our Secretary at the principal executive offices of the Company at 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032, not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or (iii) in the event of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper written form, such stockholder’s notice to our Secretary shall set forth in writing (a) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected, as well as (i) such person’s name, age, business address, and residence address, (ii) his or her principal occupation or employment, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) a statement as to whether such person, if elected, intends to tender, promptly following such person’s failure to receive the required vote for re-election at the next meeting which such person would face re-election, an irrevocable resignation effective upon acceptance of such resignation by our Board, in accordance with our Corporate Governance Guidelines, and (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (b) as to such stockholder (i) the name and address, as they appear on the Company’s books, of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class and number of shares of the Company which are beneficially owned by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and any material interest of such stockholder and owner, and (iii) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice to our Secretary by, or on behalf of, the stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk, or benefit of share price changes for, or increase or decrease the voting power of the stockholder or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the stockholder will notify us in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting.

Board Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we expect that our directors will participate in our meetings, absent a valid reason for not doing so. All of our directors then serving on our Board attended the 2022 annual meeting of stockholders.

Virtual Stockholder Meeting

We will conduct the Annual Meeting on March 2, 2023 as a “virtual meeting,” allowing our stockholders to join remotely from anywhere with an Internet connection or access to a telephone. Our virtual meeting platform empowers stockholders to submit questions to our Board and management team, who are then able to thoughtfully review and respond to those questions in an organized manner. Virtual stockholder meetings also offer other benefits. We avoid the time, effort, and elevated expenses of organizing physical meetings which historically have been attended by only a few stockholders; our stockholders who wish to attend our annual meeting do not need to incur travel and other costs to do so; and we reduce the environmental impact our annual meetings have by cutting transport and related carbon emissions, paper materials, and other negative impacts necessarily a part of a physical meeting. Our virtual meeting platform also allows us to better track attendance and more easily verify the identity of our stockholders. We believe these factors allow us to conduct our annual meetings in a manner that is more meaningful to us and our stockholders.

We remain very sensitive to concerns regarding virtual meetings generally from investor advisory groups and other stockholder rights advocates, who have suggested that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, we employ a virtual format that is designed to enhance, rather than constrain, stockholder access, participation, and communication. For example, the virtual format allows stockholders to communicate with us during the meeting so they can ask questions of our Board or management. During the question-and-answer session of the meeting, we will answer questions as time permits and at the discretion of our Chairman. The live webcast is available only to stockholders of record as of January 3, 2023. We believe the virtual format is beneficial and appropriate in the context of our broader direct outreach program and given our geographic location, which is far removed from the offices of our principal investors.

Communication with our Board

Stockholders and other interested parties may communicate with the Chairman of our Board, the directors as a group, the non-management directors as a group, or an individual director directly by submitting a letter addressed to the named individual, the committee, the group, or our Board as a whole c/o Christopher E. Kevane, Senior Vice President, Chief Legal Officer, at Universal Technical Institute, Inc., 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032.

Code of Conduct; Corporate Governance Guidelines

We have a Code of Conduct (including a Supplemental Code of Ethics for the Chief Executive Officer and Senior Financial Officers) (collectively, the “Code of Conduct”) that applies to all of our employees, including our principal executive officer, principal financial officer, and principal accounting officer. This Code of Conduct is posted on our website at www.uti.edu under the “Investor Relations—Corporate Governance—Code of Conduct” captions.

We will provide a copy of the Code of Conduct upon request made by writing to us at our principal executive offices at 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032.

As indicated elsewhere in this Proxy Statement, our Board has adopted Corporate Governance Guidelines, which are posted on our website at www.uti.edu under the “Investor Relations—Corporate Governance—Board of Directors” captions. We will provide a copy of the Corporate Governance Guidelines upon request made by writing to us at our principal executive offices at 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032.

Diverse Board and Management Team

Both the Board and the Company have long acted to foster a diverse and vibrant workplace, as we believe that we must have the best talent, including individuals who possess a broad range of experiences, backgrounds and skills that enable us to anticipate and meet the needs of our business. Over time, we have hired, developed and retained a diverse workforce that is a key component in our success.

Our ability to attract, develop and retain diverse talent is reflected at both the board and management levels:

•

Board of Directors. Our ten-person Board includes three women, two of whom are ethnically diverse. Our most recent appointee to the Board was an ethnically diverse woman and, as noted above, we actively seek diverse candidates when filling board positions.

•	Senior management: Of our nine executive officers, women currently hold the positions of Senior Vice President, Chief Information Officer and Senior Vice President, Chief Human Resources Officer.

The Board believes that a diverse Board and management team are an important part of the Company’s culture.

Family Relationships

There are no family relationships among any of our directors and executive officers, except that Mr. Sherrell E. Smith, our Executive Vice President, Campus Operations and Services, is married to Ms. Lori B. Smith, our Senior Vice President, Chief Information Officer.

Stockholder Authority to Amend Certificate of Incorporation and Bylaws

At our 2021 annual meeting of stockholders, a supermajority of our stockholders approved an amendment to our certificate of incorporation, and our Board subsequently approved a conforming amendment to our bylaws, that allows stockholders to amend the Company’s certificate of incorporation and bylaws, as applicable, upon the affirmative vote of the holders of fifty percent (50%) or more of the shares of the then outstanding voting stock of the Company entitled to vote generally in the election of directors, voting together as a single class, pursuant to a binding proposal submitted for approval at a duly called annual meeting or special meeting of stockholders.

Compensation of Non-Management Directors

The annual cash retainer for our non-management directors is $50,000. Each non-management director also receives an annual award under our 2021 Equity Incentive Plan (the “2021 Plan”), of shares of common stock equal to approximately $75,000 on the date of grant. In addition, each non-management director also receives reimbursement for out-of-pocket expenses, including travel expenses on commercial flights or the equivalent cost of advance purchase first class commercial travel for non-management directors utilizing private aircraft. Upon election or appointment to our Board, our new non-management directors receive an award of shares of common stock equal to the annual award amount, pro-rated from the date of election or appointment.

In fiscal 2022, the non-executive Chairman of the Board received an additional annual cash retainer of $100,000. The lead director, if any, would receive an additional annual retainer of $20,000. The chairperson of our Nominating and Corporate Governance Committee received an additional annual cash retainer of $12,000, the chairperson of our Compensation Committee received an additional annual cash retainer of $15,000, the chairpersons of our Audit Committee, Government Affairs and Public Policy Committee, and Strategic Opportunities Committee each received an additional annual cash retainer of $25,000. The non-chairperson directors serving on our Compensation Committee and our Nominating and Corporate Governance Committee each received an additional annual cash retainer of $6,000. The non-chairperson directors serving on our Audit Committee and our Government Affairs and Public Policy Committee each received an additional annual cash retainer of $8,000. The non-chairperson directors serving on our Strategic Opportunities Committee each received an additional annual cash retainer of $15,000. No director received additional compensation for meeting attendance. Directors who are also officers do not receive any separate compensation for serving as directors.

Historically, our non-management directors were also eligible to participate in a nonqualified deferred compensation plan (our “Nonqualified Deferred Compensation Plan”), which has since been frozen. Under our Nonqualified Deferred Compensation Plan our directors were allowed to set aside a portion of their income for retirement on a pre-tax basis. A non-management director could defer up to 100% of cash Board compensation earned in the calendar year. Our Nonqualified Deferred Compensation Plan is more fully discussed in the “Compensation Discussion and Analysis” section included elsewhere in this Proxy Statement.

The following table sets forth a summary of the compensation we paid to our non-management directors in fiscal 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
David A. Blaszkiewicz	71,000	75,000	—	146,000
George W. Brochick	72,000	75,000	—	147,000
Loretta L. Sanchez	58,000	75,000	—	133,000
Robert T. DeVincenzi(2)	189,000	75,000	—	264,000
LTG (R) William J. Lennox, Jr.	81,000	75,000	—	156,000
Shannon L. Okinaka(3)	32,584	42,335	—	74,919
Christopher S. Shackelton(4)	50,000	—	75,000	125,000
Linda J. Srere(5)	83,000	75,000	—	158,000
Kenneth R. Trammell(6)	90,000	75,000	—	165,000

(1)

Represents the aggregate grant date fair value of awards issued under the 2021 Plan computed in accordance with Accounting Standards Codification issued by the Financial Accounting Standards Board, Topic 718 (“ASC Topic 718”). The annual grant was based on 8,772 shares for Mr. Blaszkiewicz, Mr. Brochick, Mr. DeVincenzi, General Lennox, Ms. Sanchez, Ms. Srere, and Mr. Trammell at the closing price on February 24, 2022 of $8.55 per share (the date of grant). Ms. Okinaka’s annual grant was prorated and based upon 5,246 shares at the closing price on March 14, 2022 of $8.07 per share (the date of grant).

(2)	Mr. DeVincenzi holds 150,000 shares of common stock underlying vested stock options
(3)	Ms. Okinaka was appointed to our Board in March 2022. Ms. Okinaka received a pro rata portion of the 2022 annual equity grant and Board and committee retainers based upon the date of her appointment.
(4)

Pursuant to Coliseum Capital Management LLC’s (“CCM”) company policy, Mr. Shackelton may not personally benefit from compensation he receives for serving as a director of any company in which funds or accounts managed by CCM hold an equity interest. Mr. Shackelton has agreed that such compensation shall inure to the benefit of Coliseum Capital Partners, L.P. (“CCP”), an investment limited partnership of which Coliseum Capital, LLC (“CC”) is general partner and for which CCM serves as an investment advisor. Further, we have agreed with Mr. Shackelton to provide such compensation in cash to avoid the complexity and expense of unregistered equity issuances as well as to avoid potential accumulations of common stock by CCM and its affiliates.

(5)	Ms. Srere also holds 30,000 shares of common stock underlying vested stock options.
(6)	Mr. Trammell also holds 30,000 shares of common stock underlying vested stock options.

Indemnification. We indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability by reason of their service to us. We have also entered into indemnification agreements with our directors, contractually obligating us to provide this indemnification to them.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to perform an integrated audit of our financial statements for the year ending September 30, 2023 and of our internal control over financial reporting as of September 30, 2023. In taking this action, our Audit Committee considered Deloitte’s independence with respect to the services to be performed and other factors that our Audit Committee and our Board believe are advisable and in the best interest of our stockholders. As a matter of good corporate governance, our Audit Committee has decided to submit its selection to our stockholders for ratification. In the event that our selection of Deloitte is not ratified by a majority vote of the shares of capital stock present or represented at the Annual Meeting, it will be considered as a direction to our Audit Committee to consider the selection of a different firm.

Audit Fees and Audit-Related Fees

As more fully described below, all services provided by Deloitte as our independent registered public accounting firm are pre-approved by our Audit Committee, including audit services, audit-related services, tax services and certain other services.

The following table sets forth the aggregate fees paid by us to Deloitte for professional services rendered in connection with the audit of our consolidated financial statements for fiscal 2022 and 2021:

	2022	2021
Audit Fees	$1,682,772	$1,102,362
Audit-Related Fees	—	—
Tax Fees	91,442	49,233
All Other Fees	1,895	1,895

Total	$1,776,109	$1,153,490

Our Audit Committee has determined that the provision of services to us described in the foregoing table was compatible with maintaining Deloitte’s independence. All (100%) of the services described in the foregoing table with respect to us and our subsidiaries were approved by our Audit Committee in conformity with our pre-approval policy (as described below).

Audit Fees. Audit fees for the fiscal years ended September 30, 2022 and 2021 related primarily to services rendered for the integrated audit of the consolidated financial statements and internal control over financial reporting included in our Annual Reports on Form 10-K and for the limited reviews of the financial information included in our Quarterly Reports on Form 10-Q. Additionally audit fees for the fiscal year ended September 30, 2022 include the fees related to the audit of our same day balance sheet and related footnotes which were required to be submitted to the Department of Education in connection with our purchase of MIAT on November 1, 2021.

Audit-Related Fees. There were no audit-related fees for the fiscal years ended September 30, 2022 and 2021.

Tax Fees. Tax fees for the fiscal years ended September 30, 2022 and 2021 related primarily to income tax compliance services, including technical and tax advice related to the review of tax returns, and tax-related fees associated with the purchase of our Lisle, Illinois campus in February 2022

All Other Fees. This amount also includes an annual subscription for access to Deloitte’s online database of accounting guidance issued by various standard-setting bodies in 2022 and 2021.

It is expected that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to any appropriate questions from stockholders.

Audit Committee Pre-Approval Procedures for Services Provided by our Independent Registered Public Accounting Firm

Pre-Approval of Audit Services. Our Audit Committee meets with representatives from Deloitte prior to the audit to review the planning and staffing of the audit and approve the services to be provided by Deloitte in connection with the audit.

Pre-Approval of Non-Audit Services. Our Audit Committee reviews and approves in advance the retention of Deloitte for any non-audit service that is not prohibited by the Sarbanes-Oxley Act of 2002 (“SOX”), provided, however, that:

(a) permitted non-audit services that account for less than $10,000 shall be deemed to be pre-approved, and

(b) as permitted by Section 302 of SOX, such pre-approval is waived and shall not be required with respect to non-audit services:

(i) that account, in the aggregate, for less than 5% of the total fees paid by us to our independent registered public accounting firm during the fiscal year in which such non-audit services are provided;

(ii) that we did not recognize as “non-audit” services at the time of the engagement; and

(iii) that are promptly brought to the attention of, and approved by, our Audit Committee before the completion of the audit (and such approval may be given by our Audit Committee or any member of our Audit Committee).

Our Audit Committee may delegate to any one of its members the authority to grant pre-approval of any permitted non-audit services that account for between $10,000 and $20,000 (and except as otherwise provided in a resolution of our Audit Committee adopted hereafter, our Audit Committee shall be deemed to have delegated such authority, such that any one member of our Audit Committee shall have the authority to grant pre-approval of any permitted non-audit services within such dollar limits). The pre-approval of any non-audit services pursuant to delegated authority or deemed approval shall be reported to our full Audit Committee at its next scheduled meeting. Approval of non-audit services to be performed by our independent registered public accounting firm pursuant to clause (b) above will be disclosed by us as required pursuant to Section 202 of SOX in the applicable reports filed with the SEC.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2023.

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED SEPTEMBER 30, 2022

The Audit Committee operates under a written charter adopted by the Board that outlines its responsibilities and the practices it follows. The Audit Committee charter is available on the Company’s website at www.uti.edu under the “Investor Relations—Corporate Governance—Committee Charters” captions and is available in print to any stockholder who requests copies by contacting Christopher E. Kevane, Senior Vice President, Chief Legal Officer, at Universal Technical Institute, Inc., 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032. The Audit Committee is currently composed of four independent directors who meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Board has designated each of Shannon Okinaka, Robert T. DeVincenzi and Kenneth R. Trammell as “audit committee financial experts.”

Primary Responsibilities of the Audit Committee

The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and the independent auditors, and the Company’s ethical compliance programs, including the Company’s Code of Conduct. The Audit Committee’s process includes meeting periodically with members of management and receiving reports on enterprise risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Audit Committee receives and reviews quarterly reports on privacy and data security matters from UTI’s Information Technology Department. These reports include updates on UTI’s security assessments, security posture, audits and related enhancements.

During fiscal 2022, among other things, the Audit Committee:

•	Engaged Deloitte as our independent auditors;

•	Evaluated the tenure of the independent audit firm;

•	Met with the senior members of the Company’s financial management team at each regularly scheduled meeting;

•

Held separate private sessions, during its regularly scheduled meetings, with Deloitte and our internal audit team, at which candid discussions regarding financial management, legal, accounting, auditing, internal control and internal control audit issues took place;

•

Received periodic updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;

•	Reviewed the Company’s internal audit plan and the performance of the Company’s internal audit function;

•

Reviewed with senior members of the Company’s financial management team, Deloitte, the overall audit scope and plans, the results of internal and external audits, evaluations by management and the independent auditors of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting; and

•

Reviewed with management and Deloitte significant risks and exposures identified by management and the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Conduct and cybersecurity programs.

2022 Financial Statements

One of the Audit Committee’s primary responsibilities is to assist the Board in overseeing the Company’s management and independent registered public accounting firm in regard to the Company’s financial reporting and internal controls over financial reporting. In performing this oversight function, the Audit Committee relied upon advice and information received in its discussions with management and the independent registered public accounting firm.

In connection with its function to oversee and monitor the Company’s financial reporting process, the Audit Committee:

•

Met with management and the Company’s independent registered public accounting firm to review and discuss the Company’s annual and quarterly financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any material changes in accounting policies used in preparing the financial statements prior to the filing of a report on Form 10-K or Form 10-Q with the SEC, and the items required to be discussed by AU Section 380, Communication with Audit Committees (“AU 380”), with respect to annual financial statements, and AU Section 722, Interim Financial Information, with respect to quarterly financial statements.

•

Met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s financial statements, management’s assessment of the Company’s internal control over financial reporting and the significant accounting policies applied by management in the preparation of the Company’s financial statements, as well as any alternative accounting policies. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by AU 380.

•

Discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301 (formerly Auditing Standard No. 61), Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

•

Received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, discussed with Deloitte its independence from the Company and its management, considered whether Deloitte’s provision of permitted non-audit services to the Company is compatible with its independence, and concluded that Deloitte is independent from the Company and its management.

•

Discussed with Deloitte the overall scope and plans for its audit, and met with Deloitte, with and without management present, to discuss the results of its audit, the evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting and other matters required to be discussed by AU 380.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, for filing with the SEC.

This report has been furnished by the members of the Audit Committee of the Board.

The Audit Committee:

Kenneth R. Trammell (Chair)

Shannon Okinaka

George W. Brochick

Robert T. DeVincenzi

PROPOSAL 3

ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking an advisory vote from our stockholders to approve the compensation of our Named Executive Officers. This proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers, and is provided as required pursuant to Section 14A of the Exchange Act. We currently submit a Say on Pay proposal to our stockholders every three years.

Our executive compensation program is driven by our business environment, objectives and outcomes. Consequently, we evaluate the performance of our executive officers, including the Named Executive Officers, based on their management of the Company in the context of current business and economic conditions and our performance relative to our peers. Because the Named Executive Officers have broad policy-making authority, the Compensation Committee holds them responsible for our financial performance and for upholding our values in a competitive marketplace. We believe that, in this highly competitive market for top executive talent, it is critical that we provide our executive officers with incentives to excel, be internally and externally equitable and promote a culture of innovation and results-oriented service for our students and customers while, at the same time, not encouraging undue risk-taking.

During the year ended September 30, 2022, we executed the following as part of our growth and diversification strategy:

Acquisitions

•

Entered into a definitive agreement to acquire Concorde Career Colleges, Inc. (“Concorde”) in May 2022. Concorde is a leading provider of industry-aligned healthcare education programs in fields such as nursing, dental hygiene and medical diagnostics. Concorde currently operates 17 campuses across eight states with approximately 8,000 students, and offers its programs in ground, hybrid and online formats. The acquisition aligns with our growth and diversification strategy, which is focused on offering a broader array of high-quality, in-demand workforce solutions which both prepare students for a variety of careers in fast-growing fields and help close the country’s skills gap by leveraging key industry partnerships. On December 1, 2022, we closed the Concorde acquisition.

•

Completed the acquisition of MIAT College of Technology (“MIAT”) from HCP & Company on November 1, 2021. MIAT had an average of approximately 950 undergraduate full-time active students during the year ended September 30, 2022 through its campuses in Canton, Michigan and Houston, Texas. MIAT offers vocational and technical certificates as well as associates degrees in fields with robust and growing demand for skilled technical workers, including aviation maintenance, energy technology, wind power, robotics and automation, non-destructive testing, HVACR, and welding. The acquisition enables us to further expand our program offerings into growing industry sectors and rapidly expanding fields likely to be bolstered by technological innovation and the country’s focus on sustainable energy.

Campus Openings and Optimization

•

Expanded our operations through the opening of our new campuses in Austin, Texas and Miramar, Florida. Austin is our third school in Texas and Miramar is our second school in Florida. Both campuses help to broaden the reach of our skilled trade programs to high demand geographies.

•	Completed the consolidation and reconfiguration of our UTI and MMI Orlando, Florida campus facilities into one site and the consolidation of the MMI Phoenix campus into our Avondale, Arizona building.

•

Purchased the Lisle, Illinois campus in February 2022, for approximately $28.7 million in cash consideration, including closing costs and other fees and assumed debt of $18.3 million. In April 2022, we completed the financing for the purchase which retired the assumed debt and replenished approximately $20.0 million of the funds used to purchase the campus.

Program Expansion and New Industry Partnerships

•

Executed on the next phase of our growth and diversification strategy by announcing the addition of 15 new programs across our campus footprint, including Aviation, HVACR, Robotics, Industrial Maintenance and Wind Energy Technician training to UTI and NASCAR Tech branded campuses, and initiated efforts to add Auto and Diesel Essentials to the MIAT Canton, Michigan campus. Pending all regulatory approvals, the initial planned program additions are projected to begin launching in the second quarter of 2023.

•

Launched electric vehicle (“EV”) technician training coursework to meet increasing demand for clean cars and trucks. This enhanced training is the initial step in our overall EV strategy to prepare future technicians for anticipated increasing EV sales in the coming decades.

•

As part of this initiative, we rolled out new curriculum in our Ford Accelerated Credential Training program to prepare students for the next generation of vehicles on the road. This new curriculum will feature blended learning courses on high voltage systems safety, hybrid vehicle components and operation, EV battery components and operation and an introduction to high voltage battery service, as well as a Ford instructor-led class on hybrid and EV operation and diagnosis.

•	We have also selected Bosch to support the development of new courseware that helps meet the needs of the growing EV market, which continues to see record sales and a demand for skilled technicians.

•	Expanded our welding technology program to our Mooresville, North Carolina and Exton, Pennsylvania campuses in January and July 2022, respectively.

•

Launched the BMW Fast Track program at our Avondale, Arizona and Orlando, Florida campuses in January 2022, our Long Beach, California campus in April 2022, our Houston, Texas campus in May 2022 and our Exton, Pennsylvania campus in August 2022. We expect to launch the program at our Lisle, Illinois campus in Spring 2023 and Miramar, Florida campus in Summer 2023.

•

Formed a new strategic alliance with Napa Auto Parts (“NAPA”). NAPA will supply essential parts for hands-on labs, including brake kits, rotors, bulbs, bearing kits, wheel weights and more. The initial stage of the partnership will impact UTI, MMI and NASCAR Tech campuses and may be expanded to MIAT-branded campuses in the future.

We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative).

THE BOARD OF DIRECTORS BELIEVES THAT THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IS APPROPRIATE AND RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material).”

Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote. The Compensation Committee will consider our stockholders’ concerns and take them into account in future determinations concerning our executive compensation program. The Board therefore recommends that you indicate your support for the compensation policies and procedures for our Named Executive Officers, as outlined in the above resolution.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

We are seeking an advisory vote from our stockholders on the frequency that we should submit a vote to approve the compensation of our Named Executive Officers. Such a proposal would be similar to the Say on Pay proposal set forth in Proposal 3 above. Pursuant to the Exchange Act, we are required to provide this non-binding advisory vote on the frequency of a Say on Pay proposal to our stockholders at least once every six years. We currently submit a Say on Pay proposal to our stockholders every three years. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders wish the Company to include an advisory vote on the compensation of the Named Executive Officers every:

•	year;

•	two years; or

•	three years.”

After careful consideration, the Board recommends that future advisory votes to approve compensation of our Named Executive Officers be held annually. Our Board believes that holding a vote every year is the most appropriate option because (i) it would enable our stockholders to provide us with input regarding the compensation of our NEOs on a timely basis; and (ii) it is consistent with our practice of engaging with our stockholders, and obtaining their input, on our corporate governance matters and our executive compensation philosophy, policies, and practices.

Although the advisory vote is non-binding, the Board will review the results of the vote and consider our stockholders’ concerns and take them into account when determining how often to include a Say on Pay proposal in our proxy materials. We currently intend to provide a Say on Pay proposal at least once every year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR.”

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain the 2021 Plan pursuant to which we may grant equity awards to eligible persons. We maintained the Management 2002 Stock Option Program (the “2002 Plan”) and the 2003 Incentive Compensation Plan, as amended (the “2003 Plan,” and together with the 2002 Plan, the “Prior Plans), each of which were terminated on February 24, 2021 (the “Prior Plans Termination Date”) and we may not make any further grants under the Prior Plans after the Prior Plans Termination Date.

2021 Plan. The 2021 Plan was adopted by our Board, approved by our stockholders, and initially effective in February 2021. The 2021 Plan provides a maximum issuance of 4,164,221 shares of common stock (which number includes 2,164,221 shares of common stock that remained available under the Prior Plans as of the Prior Plans Termination Date). Under the 2021 Plan, as of September 30, 2022, 210,000 shares were reserved for issuance upon exercise of outstanding options and 1,119,984 shares were reserved for issuance upon vesting of outstanding restricted stock units and performance stock units. As of September 30, 2022, 1,969,547 shares remained available for future grants under the 2021 Plan.

The 2021 Plan provides for a variety of equity and cash-based awards as a tool for us to attract, retain, motivate, and reward executives and other employees, as well as non-employee directors; to provide for equitable and competitive compensation opportunities, including deferral opportunities, to encourage long-term service; to recognize individual contributions and reward achievement of our goals; and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders. The 2021 Plan is administered by our Compensation Committee.

The following table summarizes our equity compensation plan information as of September 30, 2022. Information is included for both equity compensation plans approved by our stockholders and equity plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by UTI stockholders	1,329,984	(1)	$3.14	(2)	1,969,547
Equity compensation plans not approved by UTI stockholders	—		—		—
Totals	1,329,984		$3.14		1,969,547

(1)	Includes 210,000 stock options, 457,990 restricted stock units, and 661,994 performance stock units.
(2)	Only includes weighted-average exercise price of outstanding stock options.

EXECUTIVE OFFICERS

The biographical information with respect to each of our executive officers as of the date of this Proxy Statement is set forth below, except Mr. Grant, our Chief Executive Officer. Mr. Grant also serves as a director on our Board and his biographical information is set forth above in the section titled “Proposal No. 1—Election of Directors—Continuing Directors.”

Name	Age	Position
Jerome A. Grant	59	Chief Executive Officer
Troy R. Anderson	55	Executive Vice President and Chief Financial Officer
Sherrell E. Smith	59	Executive Vice President, Campus Operations & Services
Todd A. Hitchcock	57	Senior Vice President, Chief Strategy and Transformation Officer
Eric A. Severson	59	Senior Vice President, Admissions
Lori B. Smith	56	Senior Vice President, Chief Information Officer
Christopher E. Kevane	49	Senior Vice President, Chief Legal Officer
Bartley H. Fesperman	54	Senior Vice President, Chief Commercial Officer
Sonia C. Mason	45	Senior Vice President, Chief Human Resources Officer

Troy R. Anderson, age 55, has served as our Executive Vice President and Chief Financial Officer since September 2019. Mr. Anderson has more than 25 years of experience in financial strategy and leadership and has held senior level-roles with leading companies in the services and technology sectors. Most recently, he was Vice President, Global Finance and Corporate Controller for Conduent, Inc., and prior to that served in several financial roles for Xerox, Inc. including Senior Vice President and Chief Financial Officer for their Public Sector Industry Group and Director of Investor Relations. He holds a Master of Business Administration degree from the University of Maryland, as well as Bachelor of Science degrees in Accounting, Business Administration and Finance from Salisbury University.

Sherrell E. Smith, age 59, has served as our Executive Vice President of Campus Operations & Services since April 2018. He was Executive Vice President of Admissions and Operations from 2015 to 2018, and Senior Vice President, Operations from 2012 to 2015. During his previous tenure with us, from 1986 to 2009, Sherrell held several positions, including Campus President, Regional Vice President of Operations, Senior Vice President of Operations and Education and Executive Vice President of Operations. Prior to his return to us, he advised a private equity firm on acquisition opportunities in the education field and served as the Chief Executive Officer of the American Institute of Technology. He received a Bachelor of Science degree in Management from Arizona State University. Mr. Smith is the spouse of Ms. Lori B. Smith, our Senior Vice President, Chief Information Officer.

Todd A. Hitchcock, age 57, has served as our Senior Vice President – Chief Strategy and Transformation Officer since January 2020. In addition to leading the development of Corporate Strategy, Mr. Hitchcock also oversees the Transformation Office, Corporate Development, and Corporate Affairs. Mr. Hitchcock has more than 20 years of leadership experience in the education sector and as President of Red Leaf Advising, a higher education consulting company, he had been advising UTI for more than two years before formally joining the company in 2020. Prior to that, Mr. Hitchcock served as Chief Operating Officer of Pearson Embanet, as Senior Vice President for Pearson Learning Solutions, and as Vice President of Florida Virtual School’s Global Services division. He holds a Bachelor of Business Administration from the University of New Brunswick, a Bachelor of Education degree from the University of New Brunswick, and Academic Administration Credentials from the University of Toronto and York University. Mr. Hitchcock has served on the Board of Directors of both the United States Distance Learning Association (USDLA) and The International Association for K-12 Online Learning (iNACOL).

Eric A. Severson, age 59 has served as our Senior Vice President of Admissions since July 2018. Prior to his current role, he spent more than 20 years with Pearson, the market leader in developing tools, content, technology products and services for the education industry, most recently as executive vice president, Higher Education Sales. In that role, he directed a sales force of more than 800 representatives, expanded Pearson’s presence in key markets, and drove meaningful increases in revenue and market share. Mr. Severson has held a number of other senior leadership roles with Pearson and, prior to that, led sales teams with educational publisher, Prentice Hall. He received his Bachelor of Arts from St. Olaf College in Northfield, Minnesota.

Lori B. Smith, age 56, has served as our Senior Vice President – Chief Information Officer since January 2020. She has been with UTI for 29 years and has held a number of leadership positions across several functional areas. She most recently served as Vice President, Business Intelligence and Compliance from 2016 to 2020. Ms. Smith has also served as Controller, Vice President of Student Services and Vice President of Financial Aid/Student Services. She earned a Bachelor of Business Administration degree from Black Hills State University.

Christopher E. Kevane, age 49, has served as our Senior Vice President and Chief Legal Officer since March 2020. Mr. Kevane has more than 20 years of legal and executive experience, representing both publicly traded and private equity-backed organizations. Prior to joining UTI, he was Chief Legal Officer for Centauri Health Solutions, one of Inc. Magazine’s fastest growing private healthcare IT services companies. In addition, he has served as the senior legal officer for Rural/Metro Corporation and practiced with the international law firm of Squire Patton Boggs, focusing on capital markets initiatives. Mr. Kevane received a Bachelor of Science degree in Finance and a Juris Doctor degree from Arizona State University.

Bartley H. Fesperman, age 54, has served as our Senior Vice President and Chief Commercial Officer since August 2020. He has more than 25 years of experience in designing and leading large-scale, direct sales and marketing programs, and has helped drive significant growth and profitability for a variety of B2C brands. Most recently, he was Chief Commercial Officer for International Cruise & Excursions, Inc., where he led sales, marketing, account operations, and product and business development for more than 50 of the company’s global clients, including such brands as American Express, USAA and Marriott. He holds a Bachelor of Science Degree in Industrial Engineering from the University of Missouri.

Sonia C. Mason, age 45, has served as our Senior Vice President and Chief Human Resources Officer since July 2020. She brings to the role more than 20 years of experience in human resources, benefits, employee relations and labor relations management, and has held leadership roles in the retail, manufacturing, restaurant, and healthcare sectors. Most recently, she led Human Resources for Mesa Airlines, a regional airline. Ms. Mason earned a Bachelor of Arts degree in Business Management from University of Phoenix and is certified as a Senior Professional in Human Resources (SPHR) by the Human Resources Certification Institute.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains the executive compensation program for our Named Executive Officers (“NEOs”) listed below. Specifically, this CD&A provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component that we provide. In addition, we explain how and why our Compensation Committee arrived at the specific compensation decisions for our executive officers for fiscal 2022.

Executive Summary

2022 Named Executive Officers:

2022 NAMED EXECUTIVE OFFICERS	Position (as of the end of fiscal 2022)
Jerome A. Grant	Chief Executive Officer (“CEO”)
Troy R. Anderson	Executive Vice President, Chief Financial Officer
Sherrell E. Smith	Executive Vice President, Campus Operations and Services
Christopher E. Kevane	Senior Vice President, Chief Legal Officer, General Counsel
Bartley H. Fesperman	Senior Vice President, Chief Commercial Officer

Fiscal 2022 Business Highlights

Our revenues for the year ended September 30, 2022 were $418.8 million, an increase of $83.7 million, or 25.0%, from the prior year. The increase in revenue was due to growth in students, increased revenue per student due to the impact of the COVID-19 pandemic in the prior year, and the acquisition of MIAT.

In fiscal 2022, we had operating income of $22.4 million, as compared to $14.9 million in the prior year. Our operating expenses for fiscal 2022 increased 23.8% as compared to the prior year primarily due to support activities related to the increase in student enrollment and the acquisition of MIAT. Productivity improvements and proactive cost actions have been a key part of our operating model for the past several years, and we continue to identify and execute on efficiency opportunities throughout our cost structure, while improving and investing in the overall student experience. Net income for the year ended September 30, 2022 was $25.8 million compared to $14.6 million in the prior year.

Our core business strategies are aligned with our mission to serve students, partners and communities by providing quality education and training for in-demand careers. Additionally, as we evolve our business model, we are focused on growth and diversification which is achieved through acquisitions, opening new campus locations, the expansion of new program offerings, and new funding and business operating models.

During the year ended September 30, 2022, we executed the following as part of our growth and diversification strategy:

•	Closed the Concorde acquisition on December 1, 2022.

•

Completed the acquisition of MIAT on November 1, 2021. MIAT had an average of approximately 950 undergraduate full-time active students during the year ended September 30, 2022 through its campuses in Canton, Michigan and Houston, Texas. MIAT offers vocational and technical certificates as well as associates degrees in fields with robust and growing demand for skilled technical workers, including aviation maintenance, energy technology, wind power, robotics and automation, non-destructive testing, HVACR, and welding. The acquisition enables us to further expand our program offerings into growing industry sectors and rapidly expanding fields likely to be bolstered by technological innovation and the country’s focus on sustainable energy.

•

Expanded our operations through the opening of our new campuses in Austin, Texas and Miramar, Florida. Austin is our third school in Texas and Miramar is our second school in Florida. Both campuses help to broaden the reach of our skilled trade programs to high demand geographies.

•	Completed the consolidation and reconfiguration of our UTI and MMI Orlando, Florida campus facilities into one site and the consolidation of the MMI Phoenix campus into our Avondale, Arizona building.

•	Purchased the Lisle Campus in February 2022, for approximately $28.7 million in cash consideration, including closing costs and other fees and assumed debt of $18.3 million.

•	Expanded our welding technology program to our Mooresville, North Carolina and Exton, Pennsylvania campuses in January and July 2022, respectively.

•

Launched the BMW Fast Track program at our Avondale, Arizona and Orlando, Florida campuses in January 2022, our Long Beach, California campus in April 2022, our Houston, Texas campus in May 2022 and our Exton, Pennsylvania campus in August 2022. We expect to launch the program at our Lisle, Illinois campus in Spring 2023 and Miramar, Florida campus in Summer 2023.

•

Formed a new strategic alliance with NAPA. NAPA will supply essential parts for hands-on labs, including brake kits, rotors, bulbs, bearing kits, wheel weights and more. The initial stage of the partnership will impact UTI, MMI and NASCAR Tech campuses and may be expanded to MIAT-branded campuses in the future.

Key Elements of 2022 Compensation

The primary elements of NEO “target total direct compensation” during fiscal 2022 consisted of base salary, annual incentive awards and long-term incentive compensation.

Each of these elements is an important component of our executive compensation program because they help to attract and retain talent, tie the interests of our executives to the interests of our stockholders and reward contributions to our long-term success and the achievement of our mission and key business objectives. A general overview of our 2022 executive compensation program is presented below.

2022
Compensation Element	Form	Compensation Committee Decisions
Base Salary	Cash	All of our NEOs received base salary increases for fiscal 2022, except for Mr. Grant and Mr. Smith.

Annual Incentive Awards	Cash	Based on performance results, our Compensation Committee approved a 91.5% of target payout of 2022 annual incentive awards.
Long-Term Incentive Compensation	Equity

In December 2021, our Compensation Committee approved long-term incentive awards granted on December 8, 2021 (“FY 2022 Grants”) using a mix of 50% performance units and 50% restricted stock units (“RSUs”).

CEO Compensation at a Glance

We believe that the success of our business and resulting value creation for our stockholders is largely dependent on a stable management team led by an individual with the vision to provide long-term strategic leadership. Accordingly, the compensation package of our CEO is generally designed to support this belief while, at the same time, fulfilling our overall compensation objectives, including rewarding sustainable growth as reflected by our financial performance and favorable student outcomes, effective cost management and consistent operational excellence. For fiscal 2022, to support our focus on returning to profitability, the compensation package for our CEO:

•	Provided for eligibility to earn annual cash awards based on the achievement of specific performance goals for the fiscal year under our 2022 Management Incentive Plan.

•

Reinforced the alignment of our CEO’s interests with those of our stockholders by linking his long-term incentive compensation opportunity to stockholder value through the grant of long-term incentive awards using a mix of RSU awards and performance units granted in December 2021. Performance unit and performance cash awards are based on achievement of specified goals. For further details on our long-term incentive plan, see “Compensation Elements—Long-Term Compensation” below.

Say on Pay Votes

We hold stockholder advisory votes required by Section 14A of the Exchange Act (“Say on Pay votes”) on the compensation of our NEOs every three years, the most recent of which occurred at our annual meeting in 2020. Our 2020 Say on Pay proposal received overwhelming support, achieving 99% approval, excluding broker non-votes. Our Compensation Committee considers the results of our Say on Pay votes, together with the other factors discussed in this CD&A, as it considers appropriate when it reviews and modifies our compensation program and the compensation packages provided to our NEOs.

2022 Executive Compensation Policies and Practices

We endeavor to maintain sound compensation standards consistent with our executive compensation policies and practices. Our Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal 2022:

What We Do	How We Do It

We Place a Heavy Emphasis on Variable (“at-risk”) Compensation	We have a substantial majority of executive pay at risk, based on a mix of financial and stock price performance.

Cap on Annual Incentive Award Compensation	The annual management incentive plan provides that a maximum bonus opportunity of 150% of each individual’s target could be achieved for achieving superior results, and a minimum bonus opportunity of 0% below the threshold performance level.

We Impose a “Clawback Policy”	In addition, we can recover equity awards made to an employee in cases where we have to prepare an accounting restatement due to our material noncompliance with financial reporting requirements and the restatement is the result of misconduct that resulted from the employee knowingly having engaged in that misconduct, the employee’s gross negligence, or the employee knowingly or through gross negligence having failed to prevent such misconduct.

What We Do	How We Do It

We Compel Stock Ownership	Each of our executives is expected to own shares of our common stock with a value ranging from two to four times such executive’s base salary, depending on position.

We Utilize an Independent Compensation Consulting Firm	The Compensation Committee utilizes Pearl Meyer, an independent compensation consulting firm, to assist the Committee in determining compensation.

We Conduct Annual Risk Assessments	Our Board oversees our risk management function and ensures that management develops sound business strategies. Our Board’s close involvement in setting our business strategy and objectives is integral to its assessment of ongoing business risks, and determinations of appropriate levels of risk and how to effectively manage such risk.

What We Don’t Do	How We Prohibit It

We Don’t Permit Significant Perquisites	We provide limited perquisites, including Company-paid premiums for life and disability insurance, a supplemental executive disability benefit, accidental death and dismemberment coverage, executive physicals and additional term-life insurance to certain of our executive officers, including our NEOs. Our Compensation Committee believes that the perquisites levels provided to our executive officers are less than those provided by comparable companies.

We Don’t Offer “Single Trigger” Change-in-Control Cash Payments	For those NEOs who have employment agreements, the agreements provide that in the case of a “change of control” the NEO only receives severance payments in connection with a termination of their employment.

We Don’t Provide Tax Gross-Ups on Equity Compensation	We do not provide our NEOs with tax gross-up payments for a change of control in employment agreements, or for other benefits, including equity compensation.

We Don’t Offer Option Backdating or Repricing	The 2021 Long-Term Incentive Plan prohibits the repricing of stock options and stock appreciation rights without the approval of our stockholders.

We Don’t Permit Hedging	We prohibit our directors and employees, including our NEOs, from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange

What We Don’t Do	How We Prohibit It
funds, and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of our securities.

We Don’t Offer Special Retirement Plans Exclusively for Executive Officers	We maintain a defined contribution plan, intended to qualify under Section 401(k) of the Code, which is generally available to all employees, including NEOs, to assist them in saving for retirement. Our executive officers, including our NEOs, were also previously eligible to participate in our Nonqualified Deferred Compensation Plan, in addition to the amounts allowed under the Section 401(k) plan. We view these retirement benefits as a key component of our executive compensation program because they are intended to encourage long-term service by our executive officers.

What Guides Our Program

Executive Compensation Philosophy and Objectives

Our executive compensation program is driven by our business environment, objectives, and outcomes. Consequently, we evaluate the performance of our executive officers, including our NEOs, based on their management performance in the context of current business and economic conditions and our performance relative to our peers. Because our NEOs have broad policy-making authority, our Compensation Committee holds them responsible for our financial performance and for upholding our values in a competitive marketplace.

In this highly competitive market for top executive talent, we generally believe that it is important to provide our executive officers with incentives that align with the interests of our stockholders, are internally and externally equitable, promote a culture of innovation and results-oriented service for our students and customers, and discourage undue risk-taking. We also believe an effective executive compensation program rewards the achievement of short-term, long-term and strategic objectives that are closely aligned with the soundness of our business and the interests of our stockholders and encourages appropriate decision-making regarding the long-term value of our business.

Therefore, we generally believe that a meaningful portion of each executive officer’s target total direct compensation opportunity should be “at-risk” and earned only if his or her performance benefits the interests of our stockholders.

Key Elements of Compensation

Our compensation philosophy is supported by the following principal elements of compensation:

BASE SALARY	ANNUAL INCENTIVE AWARD	LONG-TERM INCENTIVE AWARD

PURPOSE	PURPOSE	PURPOSE

Provides a competitive rate relative to comparable positions at similar organizations and enables us to attract and retain critical executive talent.	Rewards individuals for performance if they attain pre-established financial and strategic targets that are set by our Compensation Committee at the beginning of the year.	Promotes a balanced focus on driving performance, retaining talent, and aligning the interests of our executives with those of our stockholders.

Compensation Mix

Our executive compensation program was designed around the concept of total direct compensation—that is, the combination of base salary, annual incentive awards and long-term incentive compensation. In setting the appropriate level of target total direct compensation, our Compensation Committee sought to set each compensation element at a level that was competitive with our peers and that would attract and motivate top talent, while maintaining overall compensation levels that align with our stockholders’ interests and our executive officers’ core objectives and responsibilities. As illustrated below, the majority of our CEO’s and other NEOs’ total direct compensation opportunity is at-risk, consisting of annual bonus, restricted stock unit awards and performance unit awards. The graphs depict the mix of total target direct compensation set for our CEO and NEOs for fiscal 2022.

Decision-Making Process Regarding Executive Compensation

Role of Compensation Committee. Our Compensation Committee is responsible for overseeing the design and operation of our executive compensation program. In fulfilling this responsibility, our Compensation Committee formulates recommendations for the target total direct compensation, and each individual element of compensation, for our executive officers, including our NEOs, for our Board’s consideration and approval.

In developing these recommendations, our Compensation Committee evaluates our financial and operational performance and conducts a performance review of our CEO, taking into consideration our short-term and long-term goals and objectives. Our Compensation Committee also considers the annual performance reviews of our other executive officers, as conducted by our CEO, as a significant factor in developing the compensation recommendations for these individuals.

With the assistance of a compensation consultant, our Compensation Committee also conducts an annual assessment of the competitiveness of our executive compensation program, including a review of the compensation mix to ensure appropriate pay leverage is maintained in the overall compensation package and in equity-based incentives that emphasize the creation of long-term stockholder value.

In the Fall of 2021, our Compensation Committee conducted its annual review of compensation for fiscal 2022, examining the base salary, annual cash incentive award opportunity and long-term incentive compensation opportunity of each executive officer, including each NEO.

Role of Executive Officers. Our CEO makes recommendations to our Compensation Committee as to the base salaries, target annual cash incentive award opportunities and long-term incentive compensation opportunities of our executive officers, including our NEOs. These recommendations are based on an analysis of relevant market data (derived from a review of peer company and survey data), as well as his or her evaluation of each executive officer’s performance.

Role of Compensation Consultants. Our Compensation Committee engaged Pearl Meyer, its independent compensation consultant, during fiscal 2022, to assist it in fulfilling its responsibilities and duties. Pearl Meyer was engaged to provide advisory services, including a periodic review of our executive compensation philosophy; executive compensation levels and “pay-for-performance” linkage; executive cash and broad-based equity incentive program design; executive officer employment and other agreements; director remuneration, regulatory and proxy advisory updates, review of the proxy and other ad hoc support.

Pearl Meyer serves at the direction of, and reports directly to, our Compensation Committee. A representative of Pearl Meyer attends all Compensation Committee meetings. Pearl Meyer does not perform any other services for us unless directed to do so by our Compensation Committee. Other than the work described above, there are no other material relationships between Pearl Meyer and us, our executive officers or members of our Board.

Our Compensation Committee has analyzed whether or not the work performed by Pearl Meyer as a compensation consultant has raised any conflicts of interest, taking into consideration the factors as set forth in the listing standards of the NYSE. Based upon its analysis, our Compensation Committee has determined that the work performed by Pearl Meyer has not created any conflicts of interest.

The Role of Competitive Positioning. To evaluate the competitiveness of our executive compensation program, our Compensation Committee generally compares each compensation element, as well as the total direct compensation of our executive officers, including our NEOs, against the compensation practices of a group of peer companies. In selecting the peer group companies, our Compensation Committee considers the following criteria: (i) focus on companies in the education services industry, or other education-related or counter-cyclical industries, headquartered in the United States and traded on a major U.S. stock exchange; and (ii) revenue, market capitalization, assets and headcount within a reasonable range of UTI.

The fiscal 2022 compensation peer group consisted of the following companies:

Custom Peer Group
American Public Education, Inc.
Udemy, Inc.
Adtalem Global Education, Inc.
Franklin Covey Co.
2U, Inc.
Laureate Education, Inc.
Lincoln Educational Services Corporation
Perdoceo Education Corporation (f/k/a Career Education Corporation)
Strategic Education, Inc.
Zovio, Inc. (f/k/a Bridgepoint Education)

In addition to compensation peer group data, we also review compensation plan designs of other education service companies and compile and analyze job-specific compensation survey data prepared from general industry organizations for companies with similar revenue levels. For fiscal 2022, the compensation surveys included Mercer PayFactors, Pearl Meyer and Willis Towers Watson survey databases. The data drawn from these surveys is combined with the data derived from the companies in the compensation peer group to create a set of composite comparison data (the “Competitive Market Data”). In the case of executive officers where compensation data is publicly available from SEC filings, the data derived from the companies in the compensation peer group is weighted equally with the compensation survey data in developing the Competitive Market Data for their positions.

Our Compensation Committee and the independent members of our Board use the Competitive Market Data as a guide when making decisions about target total direct compensation, as well as individual elements of compensation, for our executive officers, including our NEOs. Generally, using the data from the 50th percentile of target total direct compensation as a reference point, our Compensation Committee formulates recommendations for the amount of each individual element of compensation for each executive officer.

We compare the positioning of our employee benefits annually using national healthcare surveys. Retirement benefits are evaluated annually against general industry standards, using data from our plan administrators (Fidelity and Newport Group). Typically, we target the median of this data to maintain competitive levels with respect to each of our employee benefits programs.

2022 Executive Compensation Program Decisions in Detail

Base Salary

Each year, our Compensation Committee reviews the base salaries of our executive officers, including our NEOs, using the process described above. In making base salary adjustment recommendations, our Compensation Committee considers our current business environment, the Competitive Market Data and each executive officer’s past performance, anticipated future contributions, role, responsibilities, skills and experience. For fiscal 2022, Messrs. Anderson, Fesperman and Kevane received merit-based salary increases of 9.6%, 6.2% and 7.7% respectively, as set forth in the table below.

	Fiscal 2021 Base Salary	Fiscal 2022 Base Salary	Change%
Jerome A. Grant	$500,000	$500,000	0%
Troy R. Anderson	$365,000	$400,000	9.59%
Sherrell E. Smith	$408,000	$408,000	0%
Bartley H. Fesperman	$325,000	$345,000	6.15%
Christopher E. Kevane	$325,000	$350,000	7.69%

Our NEOs’ base salaries for fiscal 2022 are included in “Executive Compensation—Fiscal 2022 Summary Compensation Table” below.

2022 Annual Management Incentive Plan (“MIP”) Design

Our annual incentive compensation supports our Compensation Committee’s pay-for-performance philosophy and aligns individual payouts with the goals set forth in our annual operating plan. Under the MIP, executives are eligible for cash awards based on our attainment of performance goals established by our Compensation Committee and our Board as part of our annual operating and strategic planning process. For fiscal 2022, the MIP was designed to provide eligible participants, including our NEOs, target bonus payouts, contingent on expected individual performance, if we achieved targeted goals. The MIP provides that a maximum bonus opportunity of 150% of each individual’s target could be achieved for achieving superior results, with a minimum bonus opportunity of 25% at threshold and 0% for achievement below the threshold performance level.

Target Cash Incentive Award Opportunities under the MIP

Our Compensation Committee considered (i) the desired target total cash compensation opportunity and target total direct compensation opportunity that it believed were reasonable and appropriate for each executive officer, (ii) each executive officer’s prior annual cash incentive awards, (iii) our current business environment, (iv) the Competitive Market Data, and (v) each executive officer’s past performance, anticipated future contributions, role, responsibilities, skills and experience when establishing their target annual cash incentive award opportunities. For fiscal 2022 there was no change to the bonus opportunities based on the foregoing factors. Our Compensation Committee recommended, and the independent members of our Board approved, the following target annual cash incentive award opportunities for our NEOs for fiscal 2022.

Name	2021 Target Bonus Opportunity (% of Salary)	2022 Target Bonus Opportunity (% of Salary)
Jerome A. Grant	85%	85%
Troy R. Anderson	65%	65%
Sherrell E. Smith	65%	65%
Christopher E. Kevane	60%	60%
Bartley H. Fesperman	60%	60%

Corporate Performance Measures

The target annual cash incentive awards of our NEOs were based on our financial performance as measured by our Pre-Bonus Adjusted EBITD achieved during fiscal 2022, calculated by taking the Adjusted EBITDA as noted and presented in the Company’s Form 8-K, dated December 12, 2022, for the fourth quarter and fiscal year ended September 30, 2022, the bonus expense recorded in both Educational services and facilities and Selling, general and administrative during the year ended September 30, 2022 (“Pre-Bonus Adjusted Net Income”). This amount may be further adjusted by our Compensation Committee, in its discretion, for final budget, acquisitions and divestitures, unplanned restructuring costs, regulatory and accounting changes, and unusual or extraordinary events which result in a significant impact to the goals. Our Compensation Committee recommended, and the independent members of our Board selected, these performance measures for the annual cash incentive awards because it believed that it effectively captured our need to reward performance and contain costs during fiscal 2022. Pre-Bonus Adjusted EBITDA goals were $53,000,000, $65,000,000 and $73,000,000 for threshold, target, and maximum potential award payouts, respectively.

Actual Annual Cash Incentive Awards

We delivered strong financial results for the year ended September 30, 2022 but were just short of meeting our targets. Based on our Actual Pre-Bonus Adjusted EBITDA for fiscal 2022 of approximately $55.9 million, our Compensation Committee awarded bonuses equal to 91.5% of target. The amounts of these bonuses earned by our NEOs are shown in “Executive Compensation—Fiscal 2022 Summary Compensation Table”.

Name	2022 Target Bonus Opportunity ($)	% of Target Achieved	2022 Target Bonus Achieved (% of Salary)
Jerome A. Grant	$425,000	91.5%	$388,875
Troy R. Anderson	$260,000	91.5%	$237,900
Sherrell E. Smith	$265,200	91.5%	$242,658
Christopher E. Kevane	$210,000	91.5%	$192,150
Bartley H. Fesperman	$224,250	91.5%	$205,189

Long-Term Incentive Compensation

Our long-term incentive compensation is designed to promote a balanced focus on driving performance, retaining talent, and aligning the interests of our NEOs with those of our stockholders. Awards are expressed in dollars and anticipated to be granted annually. For fiscal 2022, the long-term incentive compensation awards included a mix of 47% performance units and 53% restricted stock units.

The performance unit awards are “at-risk” performance-based compensation that encourages and rewards long-term performance using revenue, operating income, and total shareholder return growth measured over a multi-year performance period. The restricted stock unit awards vest in three equal annual installments, on each anniversary of the date of grant. In determining the size of these awards, our Compensation Committee considered our current business environment, and current fiscal concerns as well as the compensation philosophy toward alignment of our NEOs with our stockholders’ interests. Equity award levels are based on the grant date fair value of the shares of our common stock, reduced by the present value of the expected future dividends (which restricted stock awards and restricted stock unit awards do not receive) and vary among participants based on their positions within UTI.

Payout of Fiscal Year 2020 Award

In January 2020, our Compensation Committee recommended, and the independent members of our Board approved, the “FY 2020 Grants” which included both performance unit awards and restricted stock unit awards.

The fiscal 2020 performance unit awards were tied to a two-year financial performance period ending on September 30, 2021, wherein performance was measured by revenue, which is weighted 60%, and operating income, which is weighted 40%, in the final year of the performance period. In addition, the number of units earned are subject to a modifier based on a two-year compound annual total shareholder return (“TSR”) of our stock calculated based on the 30-day trading average closing stock price from the beginning of the performance period (January 7, 2020) and the end of the performance period (January 6, 2022). The calculated performance reflects stock price appreciation and any dividends paid on common shares (excluding preferred dividends). The maximum number of performance units that could be earned is 187.5% of the target award.

The pay and performance scale for the FY2020 Grants is as follows:

	Performance Scale—FY 2020 Grants
Measures	FY21 Revenue ($MM)	Payout (as a % of Target)	FY21 Operating Income		Payout (as a % of Target)
Below Threshold	≤ $ 352.1	0%	≤	$17.1	0%
Threshold	$ 352.1	25%		$17.1	25%
Target	$ 370.7	100%		$21.4	100%
Max	$ 444.8	150%		$25.7	150%

TSR Modifier Scale	Two-Tear Compound Annual TSR	TSR Modifier	30-Day Trading Average Closing Stock Price(1)
Threshold	<5.0%	75%	<$	7.64
Target	10.0%	100%		$8.39
Max	20.0%	150%		$9.98

(1) The	30-day trading average closing stock price at grant was $6.93.

Actual performance was below threshold for the Revenue component of the performance award and at threshold for the Operating Income component. As a result, 10% of the target number of shares for each executive were earned based on the financial criteria, subject to the TSR modifier. The 30-day trading average closing stock price as of January 6, 2022 was $7.97 resulting in a 86% multiplier applied to the financial criteria. As a result, 8.6% of target shares were earned (with the 91.4% of target shares not earned constituting the “FY 2020 PSU Shortfall”).

After internal deliberation, our Compensation Committee determined that management had performed in accordance with expectations, that the FY 2020 PSU Shortfall was primarily attributable to the COVID-19 pandemic’s impact on the Company’s operations, which was largely out of management’s control, and that management should have a chance to earn back the FY 2020 PSU Shortfall. In December 2021, after consultation with Pearl Meyer, our Compensation Committee recommended, and the independent members of our Board approved, the issuance of stock unit awards to each executive in an amount equal to each such executive’s FY

2020 PSU Shortfall (the “2022 Special Grants”). The 2022 Special Grants are comprised of two equal tranches, with (i) 50% being time based, with vesting in three equal annual installments on the anniversary of the grant date, and (ii) 50% being performance units based on the same performance terms as the FY 2022 Grants.

Fiscal Year 2021 Equity Grant

In December 2020, our Compensation Committee recommended, and the independent members of our Board approved, the “FY 2021 Grants” which included both performance unit awards and restricted stock unit awards.

The FY 2021 Grants included a mix of 50% performance units and 50% restricted stock units. These performance unit awards are tied to a three-year financial performance period ending on September 30, 2023, wherein performance is measured by revenue, which is weighted 60%, and operating income, which is weighted 40%, in the final year of the performance period. In addition, the number of units which may be earned is subject to a modifier based on a three-year compound annual TSR of our common stock calculated based on our 30-day trading average closing stock price from the beginning of the performance period (December 10, 2020) and the end of the performance period (December 10, 2023).

The fiscal 2021 performance unit awards are tied to a three-year financial performance period ending on September 30, 2023, wherein performance will be measured by revenue, which is weighted 60%, and operating income, which is weighted 40%, in the final year of the performance period. In addition, the number of units earned are subject to a modifier based on a three-year compound annual TSR of our stock calculated based on the 30-day trading average closing stock price from the beginning of the performance period (December 10, 2020) and the end of the performance period (December 10, 2023). The calculated performance reflects stock price appreciation and any dividends paid on common shares (excluding preferred dividends). The maximum number of performance units that can be earned is 187.5% of the target award.

The pay and performance scale for the FY2021 Grants is as follows:

	Performance Scale—FY 2021 Grants
Measures	FY23 Revenue ($MM)	Payout (as a % of Target)	FY23 Operating Income		Payout (as a % of Target)
Below Threshold	≤ $ 373.4	0%	≤	$45.2	0%
Threshold	$373.4	25%		$45.2	25%
Target	$414.9	100%		$56.5	100%
Max	$456.4	150%		$67.8	150%

TSR Modifier Scale	Three-Year Compound Annual TSR	TSR Modifier	30-Day Trading Average Closing Stock Price(1)
Threshold	<5.0%	75%	<$	6.64
Target	10.0%	100%		$7.64
Max	20.0%	125%		$9.92

(1)	The 30-day trading average closing stock price at grant was $5.74.

Fiscal Year 2022 Equity Grant

In December 2021, our Compensation Committee recommended and unanimously approved the “FY 2022 Grants” which were substantially similar in structure to the FY 2021 awards.

The FY 2022 Grants included a mix of 47% performance units and 53% restricted stock units. These performance unit awards are tied to a three-year financial performance period ending on September 30, 2024, wherein performance is measured by revenue, which is weighted 60%, and operating income, which is weighted

40%, in the final year of the performance period. In addition, the number of units which may be earned is subject to a modifier based on a three-year compound annual TSR of our common stock calculated based on our 30-day trading average closing stock price from the beginning of the performance period (December 8, 2021) and the end of the performance period (December 8, 2024).

The performance unit awards for the FY 2022 Grants were as follows:

Name	Number of Shares of Common Stock Underlying Performance Unit Award	Target Award Value
Jerome A. Grant	104,457	$750,000
Troy R. Anderson	45,265	$235,000
Sherrell E. Smith	24,373	$175,000
Christopher E. Kevane	20,891	$150,000
Bartley H. Fesperman	20,891	$150,000

The restricted stock unit awards for the FY 2022 Grants were as follows:

Name	Number of Shares of Common Stock Underlying Restricted Stock Unit Award	Target Award Value
Jerome A. Grant	139,523	$1,001,772
Troy R. Anderson	59,064	$424,079
Sherrell E. Smith	32,490	$232,281
Christopher E. Kevane	25,381	$182,232
Bartley H. Fesperman	29,991	$186,614

A Closer Look at Performance Unit Awards. These performance unit awards are tied to a three-year financial performance period ending on September 30, 2024, wherein performance is measured by revenue, which is weighted 60%, and operating income, which is weighted 40%, in the final year of the performance period. In addition, the number of units earned are subject to a modifier based on a three-year compound annual TSR of our stock calculated based on the 30-day trading average closing stock price from the beginning of the performance period (December 8, 2021) and the end of the performance period (December 8, 2024). The calculated performance will reflect stock price appreciation and any dividends paid on common shares (excluding preferred dividends). The maximum number of performance units that can be earned is 187.5% of the target award.

The pay and performance scale for the FY 2022 Grants is as follows:

	Performance Scale—FY 2022 Grants
Measures	FY24 Revenue ($MM)	Payout (as a % of Target)	FY24 Operating Income	Payout (as a % of Target)
Below Threshold	≤ $473.2	0%	≤$61.2	0%
Threshold	$473.2	25%	$61.2	25%
Target	$525.8	100%	$76.5	100%
Max	$578.3	150%	$91.8	150%

TSR Modifier Scale	Three-Year Compound Annual TSR		TSR Modifier	30-Day Trading Average Closing Stock Price(1)
Threshold	<5.0%		75%	<$8.87
Target	10.0%		100%	$10.20
Max	20.0%		125%	$13.24

(1)	The 30-day trading average closing stock price at grant was $7.66.

The performance unit awards are subject to transfer restrictions and our NEOs will not have voting, dividend, or other stockholder rights until the shares of our common stock subject to the awards are issued upon vesting, which occurs on the third anniversary of the grant date. Vesting of the performance unit awards are subject to continued employment with or service to UTI or a subsidiary through the applicable vesting date, except that the awards vest upon death, disability and termination of employment or service without cause or for good reason within one year after a change in control of UTI (as defined in the 2021 Plan and the applicable award agreements).

Our Compensation Committee recommended and unanimously approved the FY 2022 Grants, which include the 2022 Special Grants, as described above.

Other Compensation Practices, Policies and Guidelines

Stock Ownership Guidelines

To further align the interests of our executive officers with the interests of our stockholders, our Board has implemented stock ownership guidelines applicable to our executive officers. Each executive officer is expected to hold shares of our common stock with an aggregate value greater than or equal to a multiple of his or her base salary as set forth below:

Position	Ownership Requirement
President and CEO	4x base salary
Chief Financial Officer	3x base salary
Executive and Senior Vice Presidents	2x base salary

Under these guidelines, shares of our common stock held directly or indirectly, as well as shares of our common stock subject to outstanding restricted stock awards and restricted stock unit awards, count toward satisfaction of the stock ownership requirements. Performance units count toward satisfaction of the stock ownership requirements only after they are fully vested. Executive officers may not sell or transfer any of their shares of common stock until their ownership requirement is met, other than to meet tax obligations. Once an executive officer’s ownership requirement is met, he or she may sell or transfer shares of common stock in excess of the ownership requirement.

Incentive Compensation Recovery (Clawback) Policy

Our Compensation Committee adopted the Incentive Compensation Clawback Policy that permits us to recoup or forfeit an amount of incentive compensation (performance-based cash bonus or performance-based award or equity-like instrument) made to a member of our senior leadership team for incentive compensation awards granted in fiscal 2022 and thereafter in the event of a mandatory restatement as a result of misconduct, or in the event of an incorrect calculation of a performance metric.

Securities Trading Policy

Our Securities Trading Policy provides that no employee, officer or director may engage in hedging or monetization transactions with respect to our securities. Prohibited transactions include, without limitation, short sales and transactions involving derivative securities (buying or selling put options, call options, futures contracts or other derivative securities).

Retirement Benefits

We maintain a defined contribution plan, intended to qualify under Section 401(k) of the Code, which is generally available to all employees, including NEOs, to assist them in saving for retirement. Under this plan, a participant may contribute a maximum of 75% of his or her pre-tax base salary (up to the statutorily prescribed annual limit). Our Board may approve discretionary matching and/or profit-sharing contributions into the plan for eligible employees. During fiscal 2022, we matched 25 cents on each dollar deferred up to the first 6% of eligible compensation contributed to the plan after the first year of employment. A change was effective January 1, 2022 changing the vesting period from a five-year vesting schedule to a three-year vesting schedule that applies to all of our matching contributions. A participant is considered fully vested in our matching contributions after he or she has completed three years of service.

During fiscal 2022, our executive officers, including our NEOs, and directors were no longer eligible to participate in our Non-Qualified Deferred Compensation Plan. We offered this plan to allow participants to set aside a portion of their income for retirement on a pre-tax basis, in addition to the amounts allowed under the Section 401(k) plan. Effective as of October 1, 2021, we have suspended future contributions into our Non-Qualified Deferred Compensation Plan with respect to our employees and directors as a result of low participation. Executives may maintain current balances within the plan.

Perquisites and Other Personal Benefits

We provide limited perquisites, including Company-paid premiums for medical insurance, dental insurance, life and disability insurance, a supplemental executive disability benefit, accidental death and dismemberment coverage, executive physicals and additional term-life insurance to certain of our executive officers, including our NEOs. Given the rigorous demands placed on our NEOs, we have a vested interest in their proactive focus on their health and security. Based on its review of the Competitive Market Data, our Compensation Committee believes that perquisite levels provided to our executive officers are less than those provided by comparable companies.

Severance and Change in Control Benefits

Each of our NEOs is eligible to receive certain payments and benefits in connection with his or her termination of employment under various circumstances, including following a change in control of UTI, under his or her employment agreement or other applicable agreements, such as our Severance Plan, and under the terms that apply to outstanding restricted stock and restricted stock unit awards. We believe that these payments and benefits were necessary to attract and retain our NEOs and that the change in control payments and benefits are in the best interests of us and our stockholders because they help assure us that we will have the continued dedication and objectivity of our executive officers, notwithstanding the possibility or occurrence of a change in control of UTI. Specifically, these arrangements are intended to mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of UTI, particularly when their services may not be required by the acquiring entity. In such a situation, we believe that these arrangements are necessary to encourage retention of our NEOs through the consummation of the transaction and to ensure a smooth management transition. For further details, see “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Equity Award Policy

Pursuant to our equity award grant policy, we grant equity awards upon the recommendation of our Compensation Committee and with the approval from the independent members of our Board. Awards to newly-hired or promoted executive officers who are eligible to receive stock awards are proposed for approval at our Board’s next regularly-scheduled meeting following the executive officer’s hire or promotion. For fiscal 2022, annual equity awards were granted to our executive officers in December 2021.

Compensation-Related Risk

Our Compensation Committee believes that our compensation policies and practices as generally applicable to our employees do not encourage excessive and unnecessary risk-taking and that the level of risk that the policies and practices do encourage is not reasonably likely to have a material adverse effect on our business.

Tax and Accounting Considerations

Deduction Limit

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our ability to deduct for tax purposes compensation in excess of $1 million paid to certain executive officers. We expect that compensation paid to our NEOs in excess of $1 million, including compensation paid to any executive who has been an NEO since 2017, generally will not be deductible. When designing our compensation structure, the Compensation Committee believes that it needs to consider all relevant factors that attract, retain, and reward executives responsible for our success.

“Golden Parachute” Compensation

Sections 280G and 4999 of the Code provide that our executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits that exceed certain prescribed limits in connection with a change in control of UTI, and that we, or a successor, may forfeit an income tax deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 of the Code during fiscal 2022, and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement in connection with the payments or benefits in connection with a change in control of UTI.

Amounts payable to our NEOs as a result of a termination of employment in connection with a change in control of UTI may be reduced pursuant to provisions of the applicable agreements if they would be subject to taxes as a result of Sections 280G or 4999 of the Code.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

Historically, when granting equity awards to our NEOs, our Compensation Committee generally considered the potential expense of those awards under generally accepted accounting principles and their impact on our earnings per share. Our Compensation Committee concluded that the award levels were in the best interests of our stockholders given competitive compensation practices among the companies in our compensation peer group, the awards’ potential compensation expense, our performance and the impact of the awards on employee motivation and retention.

Compensation Committee Interlocks and Insider Participation

Ms. Srere and Messrs. Blaszkiewicz and Lennox served as members of our Compensation Committee during fiscal 2022. None of these directors were an executive officer or otherwise an employee of ours before or during such service.

COMPENSATION COMMITTEE REPORT

This report of the Compensation Committee shall not be deemed to be incorporated by reference into any previous filing by us under either the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included elsewhere in this Proxy Statement. Based on this review and the discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022 and this Proxy Statement.

The Compensation Committee:

David A. Blaszkiewicz (Chair)

LTG. (R) William J. Lennox, Jr.

Linda J. Srere

EXECUTIVE COMPENSATION

Fiscal 2022 Summary Compensation Table

The following table summarizes the compensation during the last three fiscal years (as applicable) to our NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Jerome A. Grant	2022	519,231	955,000	388,980	23,072	(3)	1,886,283
Chief Executive Officer	2021	500,000	1,191,989	510,000	13,725		2,215,714
	2020	486,923	1,139,684	311,250	97,222		2,035,079
Troy R. Anderson	2022	410,673	500,000	238,005	22,225	(4)	1,170,903
Executive Vice President and Chief Financial Officer	2021	365,000	372,692	284,700	17,341		1,039,733
	2020	357,981	469,788	142,350	186,526		1,156,645
Sherrell E. Smith	2022	423,692	262,500	242,763	17,693	(5)	946,648
Executive Vice President Campus Operations & Services	2021	408,000	287,382	318,240	11,960		1,025,582
	2020	408,000	276,342	205,995	16,691		907,028
Christopher E. Kevane(6)	2022	360,096	262,500	192,255	24,505	(7)	839,356
Senior Vice President, Chief Legal Officer, General Counsel	2021	—	—	—	—		—
	2020	—	—	—	—		—
Bartley H. Fesperman(8)	2022	355,577	168,000	189,510	25,253	(9)	738,340
Senior Vice President and Chief Commercial Officer	2021	—	—	—	—		—
	2020	—	—	—	—		—

(1)

The amounts reported in this “Stock Awards” column represent the aggregate grant date fair value of awards of restricted stock units and performance units granted in fiscal 2022, computed in accordance with ASC Topic 718 and does not reflect whether the recipient has actually realized a financial benefit from the award. The grant date fair value of awards of performance units is based on the probable outcome of the performance conditions to which the performance units are subject and the shares the recipient would receive under such outcome. The assumptions used in the calculations for these amounts are included in Note 20 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022. Awards reported in 2022 represent a full annual grant for the new performance-based long-term incentive plan, comprised of time-based RSUs and performance units.

(2)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent amounts earned under our 2022 Management Incentive Plan. Additionally, in fiscal 2021, Messrs. Grant ($52,875) and Smith ($44,062) received payments under performance cash awards originally awarded in December 2017.

(3)

The amount reported in this “All Other Compensation” column for fiscal 2022 represents $15,692 in medical premiums, $337 in dental premiums, $2,390 in disability premiums and $634 in life insurance premiums. This amount also includes $4,019 imputed income from group-term life insurance.

(4)

The amount reported in this “All Other Compensation” column for fiscal 2022 represents $10,939 in medical premiums, $193 in dental premiums, $2,390 in disability premiums and $634 in life insurance premiums. This amount also includes $4,019 imputed income from group-term life insurance and $4,050 contributed on a matching basis pursuant to the terms of the Section 401(k) plan.

(5)

The amount reported in this “All Other Compensation” column for fiscal 2022 represents $6,490 in medical premiums, $110 in dental premiums, $2,390 in disability premiums and $634 in life insurance premiums. This amount also includes $4,019 imputed income from group-term life insurance and $4,050 contributed on a matching basis pursuant to the terms of the Section 401(k) plan.

(6)	Mr. Kevane first became an NEO in fiscal 2022.
(7)

The amount reported in this “All Other Compensation” column for fiscal 2022 represents $7,593 in medical premiums, $91 in dental premiums, $2,390 in disability premiums and $634 in life insurance premiums. This amount also includes $1,402 imputed income from group-term life insurance and $5,401 contributed on a matching basis pursuant to the terms of the Section 401(k) plan.

(8)	Mr. Fesperman first became an NEO in fiscal 2022.
(9)

The amount reported in this “All Other Compensation” column for fiscal 2022 represents $16,387 in medical premiums, $364 in dental premiums, $2,390 in disability premiums and $634 in life insurance premiums. This amount also includes $2,149 imputed income from group-term life insurance and $5,333 contributed on a matching basis pursuant to the terms of the Section 401(k) plan.

Fiscal 2022 Grants of Plan-Based Awards Table

The following table sets forth information regarding the grant of plan-based awards to our NEOs in fiscal 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Jerome A. Grant
ACIA(1)		429,750	477,500	716,250	—	—	—	—	—
Stock Award(2)	12/8/2021	—	—	—	—	—	—	159,738	611,797
Performance Unit Award(3)	12/8/2021	—	—	—	31,168	62,336	93,504	—	611,797
Troy R. Anderson
ACIA(1)		225,000	250,000	375,000	—	—	—	—	—
Stock Award(2)	12/8/2021	—	—	—	—	—	—	79,074	302,853
Performance Unit Award(3)	12/8/2021	—	—	—	16,319	32,637	48,956	—	302,853
Sherrell E. Smith
ACIA(1)		118,125	131,250	196,875	—	—	—	—	—
Stock Award(2)	12/8/2021	—	—	—	—	—	—	43,984	233,362
Performance Unit Award(3)	12/8/2021	—	—	—	8,567	17,134	25,701	—	328,125
Christopher E. Kevane
ACIA(1)
Stock Award(2)	12/8/2021	118,125	131,250	196,875	—	—	—	38,758	148,443
Performance
Unit Award(3)	12/8/2021	—	—	—	8,567	17,134	25,701	—	148,443
Bartley H. Fesperman
ACIA(1)	12/8/2021	75,600	84,000	126,000	—	—	—	27,032	103,533
Stock Award(2)		—	—	—	—	—	—	—	—
Performance Unit Award(3)	12/8/2021	—	—	—	5,483	10,966	16,449	—	103,533

(1)

The Annual Cash Incentive Awards (“ACIA”) amounts reported represent the dollar value of the estimated possible payout upon satisfaction of the conditions subject to the non-equity incentive plan awards granted to our NEOs in fiscal 2022.

(2)

The Stock Awards amounts reported represent the aggregate grant date fair value of the time-based restricted stock unit awards granted to our NEOs in fiscal 2022 and do not reflect whether the recipient will actually realize a financial benefit from the award. The assumptions used in the calculations of these amounts are included in Note 20 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

(3)

Amounts shown represent performance units granted with possible payout upon satisfaction of the performance criteria set forth by our Board. The performance period for the three-year compound annual TSR measure is from December 10, 2021 through December 10, 2024 and the performance period for the revenue and operating income goals will be measured as of the fiscal year ending September 30, 2024. The assumptions used in the calculations of these amounts are included in Note 20 to our Consolidated

Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.
(4)	Amount shown is the total estimated fair value of the award on the date of grant calculated in accordance with ASC Topic 718.

Fiscal 2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information regarding all outstanding equity awards held by each of our NEOs as of September 30, 2022. The values reported in the table have not been, and may never be, realized. Restricted stock unit and performance stock unit awards are subject to forfeiture restrictions. Performance stock unit awards are based on achievement of specified performance goals and TSR targets. For further details on our new performance-based long-term incentive plan, see “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation” found elsewhere in this Proxy Statement. The value realized, if any, will depend on the market price of our common stock on the date an NEO eventually sells such shares once the restrictions have lapsed.

		Stock Awards
Name	Award Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights Held That Have Not Vested ($)
Jerome A. Grant	Jan 7, 2020	23,570	(1)	$168,256
	Dec 10, 2020	63,880	(2)	$415,220
	Dec 10, 2020				95,819	(3)	$62,329
	Dec 8, 2021	79,870	(2)	$519,155
	Dec 8, 2021				79,870	(4)	$519,155

Troy R. Anderson	Jan 7, 2020	10,222	(1)	$66,443
	Dec 10, 2020	20,515	(2)	$133,348

	Dec 10, 2020				29,182	(3)	$189,683
	Dec 8, 2021	39,537	(2)	$256,991
	Dec 8, 2021				39,537	(4)	$256,991

Sherrell E. Smith	Jan 7, 2020	6,013	(1)	$39,085
	Dec 10, 2020	15,704	(2)	$102,076
	Dec 10, 2020				22,667	(3)	$147,336
	Dec 8, 2021	21,992	(2)	$142,948
	Dec 8, 2021				21,992	(4)	$142,948

Christopher E. Kevane	Mar 20, 2020	3,326	(1)	$21,619
	Dec 10, 2020	14,519	(2)	$94,374
	Dec 10, 2020				21,778	(3)	$141,557
	Dec 8, 2021	19,379	(2)	$125,964
	Dec 8, 2021				19,379	(4)	$125,964

Bartley H. Fesperman	Sept 15, 2020	3,778	(2)	$24,557
	Dec 10, 2020	9,292	(2)	$60,398
	Dec 10, 2020				13,938	(3)	$90,597
	Dec 8, 2021	13,516	(2)	$87,854
	Dec 8, 2021				13,516	(4)	$87,854

(1)

Represents the third tranche of time-based restricted stock units granted on January 7, 2020 that are scheduled to vest on the third anniversary of the award date during the year ended September 30, 2023.

(2)	The time-based restricted stock units vest in three equal annual installments on the anniversary of the award date.
(3)

Amounts shown represent performance units granted with possible payout upon satisfaction of the performance criteria set forth by our Board. The performance period is from December 10, 2020 through December 10, 2023, with a measurement date on December 9, 2023.

(4)

Amounts shown represent performance units granted with possible payout upon satisfaction of the performance criteria set forth by our Board. The performance period is from December 8, 2021 through December 8, 2024, with a measurement date on December 7, 2024.

Fiscal 2022 Option Exercises and Stock Vested Table

The following table sets forth certain information regarding the restricted stock units and performance units held by our NEOs that vested during fiscal 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($) (1)
Jerome A. Grant	68,911	$494,584
Troy R. Anderson	25,753	$183,149
Sherrell E. Smith	16,967	$122,536
Christopher E. Kevane	11,442	$91,507
Bartley H. Fesperman	9,398	$69,925

(1)	Represents the market value of the shares of our common stock on the vesting date, multiplied by the number of shares that vested.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our NEOs during fiscal 2022.

Fiscal 2022 Nonqualified Deferred Compensation Table

The following table sets forth the vested account balances of our NEOs under our Nonqualified Deferred Compensation Plan for the fiscal year ended September 30, 2022.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Jerome A. Grant	—	—	—	—	—
Troy R. Anderson	—	—	—	—	—
Sherrell E. Smith	—	—	$(83,175)	—	$345,153
Christopher E. Kevane	—	—	—	—	—
Bartley H. Fesperman	—	—	—	—	—

(1)	Reflects the amounts deferred for each individual into our Non-Qualified Deferred Compensation Plan. These amounts are included in the “Salary” column of the Fiscal 2022 Summary Compensation Table.
(2)	Reflects our contributions to the individual’s deferred compensation account. In 2022 there were no Company contributions.
(3)	Reflects the fully vested and earned compensation as of September 30, 2022.

Our Non-Qualified Deferred Compensation Plan allowed for deferral of up to 75% of base salary and up to 90% of annual bonus, as well as participant deferrals to offset any excess deferrals which were returned to the participant due to required discrimination testing under the Section 401(k) plan. Participants could elect to invest among a number of mutual fund options and participant account balances which were credited on a pre-tax basis with earnings, or losses, equivalent to the actual market performance of these investments.

Pursuant to our Non-Qualified Deferred Compensation Plan, a participant employed for at least one year was eligible for an incentive matching contribution equal to 50% of his or her plan contributions, up to the maximum “matchable” compensation equivalent to 5% of base salary. These Company-matching contributions were subject to a five-year vesting schedule. Beginning in January 2013, we suspended the Company-matching contribution under our Non-Qualified Deferred Compensation Plan. Effective as of October 1, 2021, we have suspended future contributions by our employees and directors into our Non-Qualified Deferred Compensation Plan as a result of low participation. Executives may maintain current balances within the plan.

Participants can elect to receive payments at separation from service and/or in the form of an in-service withdrawal. Generally, accounts are valued on the last business day of the month following separation from service, death or disability, with payments made in the following month. Separation from service accounts can be paid in (i) a lump sum, (ii) annual installments over a period of up to 10 years, or (iii) a partial lump sum with the balance paid in annual installments, according to a participant’s election.

In-service account elections must be made for a specific date, at least three years in the future, and can be paid in a lump sum or in annual installments over a period of up to five years, according to the participant’s election.

If a participant dies, becomes disabled while employed by us, or separates from service within 24 months following a change in control of us, all of his or her accounts will be paid in a single lump sum.

Participants may also receive distributions in the event of an unforeseeable financial emergency resulting from (i) an illness or accident involving the participant, participant’s spouse or dependents, or a beneficiary, (ii) a loss of property due to casualty, or (iii) other extraordinary and unforeseeable events that are beyond the participant’s control. Participants may request an emergency distribution from the plan up to the amount necessary to satisfy the emergency. All requests for such distributions require our approval.

Employment Agreement

Mr. Grant

Effective November 1, 2019, we entered into an Employment Agreement with Mr. Grant, which provides for the terms and conditions of his employment as our CEO. The agreement provides for an annual base salary of $500,000. The agreement also provides that Mr. Grant is eligible to participate in our Management Incentive Plan for each fiscal year such plan is in effect, with a target bonus of 85% of his annual base salary, which is dependent on our financial performance, Board approval, and other defined criteria as applicable and as determined by our Board. Mr. Grant will also be eligible to continue to participate in our annual long-term incentive program as well as our group insurance benefits, 401(k) program, Deferred Compensation Plan, long-term disability plan and life insurance coverage. Pursuant to the agreement, Mr. Grant continues to participate in our Severance Plan, the period of his permitted severance was increased to 52 weeks and the balance of the benefits under the plan was conformed to those granted at the Executive Vice President / Senior Vice President level, and further, although the Severance Plan may be amended or terminated at any time by our Board, the benefits due to Mr. Grant at any time may not be less than those designated in our Severance Plan in effect at the time of his promotion to CEO.

Potential Payments upon Termination or Change in Control

Each of our NEOs is eligible to receive certain payments and benefits in connection with his or her termination of employment under various circumstances, including following a change in control of UTI, under his or her employment agreement or other applicable agreements, and under the terms that apply to our outstanding restricted stock and restricted stock unit awards.

The estimated potential payments and benefits payable to each NEO in the event of termination of employment as of September 30, 2022 pursuant to his or her particular post-employment compensation arrangement are described below.

The actual amounts that would be paid or distributed to our NEOs as a result of one of the termination events occurring in the future may be different than those presented below as many factors will affect the amount of payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary, then-current incentive opportunities and applicable arrangements, then-current levels of health and other welfare benefits coverage and the market price of our common stock. Although we have entered into written arrangements to provide payments and benefits to our NEOs in connection with a termination of employment under particular circumstances, we, or an acquirer, may mutually agree with our NEOs on severance terms that vary from those provided in these pre-existing arrangements. Finally, in addition to the amounts presented below, each NEO would also be able to exercise any previously vested options to purchase shares of our common stock that he or she holds. For more information about our NEOs’ outstanding equity awards as of September 30, 2022, see “Fiscal 2022 Outstanding Equity Awards at Fiscal Year-End.”

Along with the payments and benefits described in an NEO’s individual post-employment compensation agreement and equity award agreements, he or she is also eligible to receive any benefits accrued under our broad-based benefit plans, in accordance with the terms of those plans and policies.

Mr. Anderson

We entered into change in control agreement with Mr. Anderson. This agreement provides that if his employment is terminated by us without “cause” or by him for “good reason” (as these terms are defined in the agreement) within one year following a change in control of UTI, subject to executing a waiver and release of claims in favor of UTI, he will receive:

•	His base salary for a specified period following the date of termination of employment;

•	A prorated portion of his annual cash incentive award (calculated by multiplying his target bonus percentage by his fiscal year base salary earned through the date of termination of employment); and

•	Twelve months of paid health benefits continuation and outplacement services.

We entered into this agreement with Mr. Anderson to retain his services in a competitive marketplace that commonly offers such protections.

Other Executive Officers

As of September 30, 2022, our Severance Plan provided for severance pay and outplacement to eligible Executive and Senior Vice Presidents. In the event an eligible Executive or Senior Vice President is terminated by us without “cause” (as defined in the Severance Plan), such Executive or Senior Vice President would be entitled to receive a cash severance payment equal to his or her annual base salary at the highest rate in effect during the 12 months immediately preceding the termination of employment, subject to the requirement to execute and not revoke a release of claims. In addition, such eligible Executive or Senior Vice President would receive the following:

•

An additional cash severance payment equal to (i) the sum of 12 times the monthly employer-paid portion of their medical and dental premiums in effect at termination, plus (ii) 40% of the sum in subsection (i);

•	Payment of a pro-rated bonus for the fiscal year in which the termination of employment occurs, but only if such bonus is approved by our Board;

•

Payment of any bonus to which the eligible Executive or Senior Vice President may be entitled for the fiscal year immediately preceding the termination date if the termination of employment occurs between the end of the fiscal year and the applicable bonus payout; and

•	Twelve months of outplacement services.

The following tables show the estimated payments and benefits payable to each NEO under various scenarios related to a termination of employment, including in connection with a change in control. The table assumes that such termination of employment occurred on September 30, 2022 and includes the estimated payments and benefits payable pursuant to our Severance Plan as in effect as of September 30, 2022. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and may vary from those set forth below. The estimated payments and benefits set forth below are in addition to any retirement, welfare and other benefits that are available to our employees generally.

	Termination without Cause or for Good Reason	Termination Following Change in Control	Disability	Death
Jerome A. Grant
Severance Payments(1)	$500,000	$500,000	$—	$—
Annual Incentive Plan(2)	425,000	425,000	425,000	425,000
Benefits(3)	32,301	32,301	32,301	800,000
Stock Awards(4)	—	1,491,568	1,491,568	1,491,568

Total	$948,072	$2,439,640	$1,939,640	$2,716,568

Troy R. Anderson
Severance Payments(1)	$400,000	$400,000	$—	$—
Annual Incentive Plan(2)	260,000	260,000	260,000	260,000
Benefits(3)	31,115	31,115	31,115	800,000
Stock Awards(4)	—	601,692	601,692	601,692

Total	$691.115	$1,292,807	$892,807	$1,661,692

Sherrell E. Smith
Severance Payments(1)	$408,000	$408,000	$—	$—
Annual Incentive Plan(2)	265,200	265,200	265,200	265,200
Benefits(3)	24,770	24,770	24,770	800,000
Stock Awards(4)	—	1,417,046	1,417,046	1,417,046

Total	$697,970	$2,115,016	$1,707,016	$2,482,246

Christopher E. Kevane
Severance Payments(1)	$350,000	$350,000	$—	$—
Annual Incentive Plan(2)	210,000	210,000	210,000	210,000
Benefits(3)	34,307	34,307	34,307	800,000
Stock Awards(4)	—	307,073	307,073	307,073

Total	$594,307	$901,380	$551,380	$1,317,073

Bartley H. Fesperman
Severance Payments(1)	$345,000	$345,000	$—	$—
Annual Incentive Plan(2)	224,250	224,250	224,250	224,250
Benefits(3)	39,694	39,694	39,694	800,000
Stock Awards(4)	—	235,274	235,274	235,274

Total	$608,944	$844,488	$499,218	$1,259,524

(1)	Represents 12 months of base salary for Messrs. Grant, Anderson, Smith, Fesperman and Kevane
(2)

Represents actual bonus earned pro-rated through termination date for all NEOs for all applicable columns except for termination of employment following a change in control of UTI. For terminations of employment following a change in control of UTI, represents target bonus through termination date.

(3)

Represents the value of 12 months of payment of the employer-paid portion of medical and dental benefits for a change in control and represents 140% of the same value for termination of employment without cause. Includes reasonable outplacement benefits, and in the event of death, life insurance benefits of $800,000. If separation is the result of disability, the NEO would also be eligible for disability insurance benefits under our employee benefit plan.

(4)

Represents all unvested restricted stock unit awards which become fully vested and exercisable upon a change in control of UTI or the NEO’s death or disability. Performance units become fully vested on the date of a termination without cause following a change in control. Possible payouts pursuant to the performance units would be pro-rated based on the date of death or disability upon satisfaction of the performance criteria set forth by our Board. Amounts reported represent the aggregate fair market value of restricted stock units that have not vested and grant date fair value of performance unit awards.

The total amounts for all NEOs may be reduced to the extent necessary to ensure that the amount payable is not subject to excise tax under Section 4999 of the Code.

CEO Pay Ratio

For the fiscal year ended September 30, 2022, the median of the annual total compensation of all our employees (other than our CEO) was $91,239, and the annual total compensation of Mr. Grant, our CEO at the end of fiscal 2022, was $1,530,788. Based on this information, for fiscal 2022, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was estimated to be 16.7:1.

We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

We selected the first day of our fourth fiscal quarter, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

To identify the “median employee,” we considered the prior trailing 12 months of W-2 wages as of July 1, 2022 for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees. No cost-of-living adjustments were applied, and no jurisdictions were excluded. Once we identified the median employee, we totaled all of the elements of the employee’s compensation for fiscal 2022 in accordance with the requirements of the applicable rules of the SEC, and consistent with the calculation of total compensation of our CEO in the Fiscal 2022 Summary Compensation Table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 3, 2023, the record date for the Annual Meeting, with respect to the beneficial ownership of shares of common stock and Series A Preferred Stock by:

•	each person known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock or Series A Preferred Stock;

•	each of our directors, director nominees and NEOs; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of January 3, 2023 and RSUs that are currently vested or will be vested within 60 days of January 3, 2023. Shares issuable pursuant to options, warrants and RSUs are deemed outstanding for computing the percentage of the person holding such options, warrants or RSUs but are not deemed outstanding for computing the percentage of any other person. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock and Series A Preferred Stock shown as beneficially owned by the stockholder. Unless otherwise noted, the address of each person named in the table is 4225 E. Windrose Drive, Suite 200, Phoenix, Arizona 85032.

	Shares Beneficially Owned				% of Total Voting Power(1)
	Common Stock		Series A Preferred Stock
Directors and Named Executive Officers:	Shares	%	Shares	%
Jerome A. Grant	108,788	*	—	—	*
Troy R. Anderson	45,497	*	—	—	*
Sherrell E. Smith(2)	223,899	*	—	—	*
Christopher E. Kevane	19,695	*	—	—	*
Bartley H. Fesperman	16,285	*	—	—	*
David A. Blaszkiewicz	103,039	*	—	—	*
George W. Brochick	26,233	*	—	—	*
Robert T. DeVincenzi(3)	255,768	*	—	—	*
LTG (R) William J. Lennox, Jr.	102,406	*	—	—	*
Loretta L. Sanchez	19,634	*	—	—	*
Christopher S. Shackelton(4)	472,079	1.4%	444,944	65.8%	12.6	%(4)
Linda J. Srere(5)	148,002	*	—	—	*
Kenneth R. Trammell(6)	141,521	*	—	—	*
Shannon Okinaka	5,246	*	—	—	*
All directors and executive officers as a group (18 persons)(7)	1,754,835	5.1%	444,944	65.8%	15.4	%(4)

5% Holders:(8)
The Washington University(9)	2,866,276	8.4%	—	—	6.2%
Campus Box 1058, One Brookings Drive St. Louis, Missouri 63130
Park West Group(10)	3,045,963	9.0%	—	—	6.6%
900 Larkspur Landing Circle, Suite 165 Larkspur, California 94939
Adam Gray and Coliseum Entities(4)	472,079	1.4%	444,944	65.8%	12.6	%(4)
105 Rowayton Avenue Rowayton, Connecticut 06853

	Shares Beneficially Owned				% of Total Voting Power(1)
	Common Stock		Series A Preferred Stock
Directors and Named Executive Officers:	Shares	%	Shares	%
Hamilton Lane Advisors, L.L.C./Regents of the University of Michigan(11)	2,172,492	6.4%	—	—	4.7%
110 Washington St., Suite 1300 Conshohocken, Pennsylvania 19428 101 N. Main St., Suite 600 Ann Arbor, Michigan 48104

*	Less than 1%.
(1)

As of the close of business on January 3, 2023, there were 33,924,799 shares of our common stock and 675,885 shares of our Series A Preferred Stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon. Holders of shares of Series A Preferred Stock are entitled to vote with the holders of shares of common stock, and not as a separate class, on an as-converted basis. The shares of Series A Preferred Stock are convertible into an aggregate of 20,296,847 shares of common stock. In August 2020, our Board determined that, prior to the receipt of certain regulatory approvals, certain shares Series A Preferred Stock held by affiliates of Coliseum may only be voted to the extent that the aggregate voting power of all the Series A Preferred Stock and any common stock issued upon conversion thereof held by affiliates of Coliseum does not exceed 9.9% of the aggregate voting power of all of our common stock outstanding as of September 14, 2020 (“Continuing Caps”). As a result, the shares of Series A Preferred Stock are entitled to an aggregate of only 12,303,108 votes. As such, the total number of shares entitled to vote as of January 3, 2023 is 46,227,907. This column is intended to show total voting power as of January 3, 2023. This column is not intended to show beneficial ownership as determined in accordance with the rules of the SEC and therefore does not include shares underlying options, warrants, or RSUs that are currently exercisable or exercisable within 60 days of January 3, 2023.

(2)	Mr. Smith has sole voting and investment power over 182,952 shares and shared voting and investment power over 37,947 shares.
(3)	Includes 150,000 shares of common stock underlying vested stock options.
(4)

Based on the information provided by CCM, CC, CCP, Adam Gray (“Gray”), and Christopher Shackelton (“Shackelton”). CCP is an investment limited partnership of which CC is general partner and for which CCM serves as investment adviser. Shackelton and Gray are managers of and have an ownership interest in each of CCM and CC. Consists of (i) 472,079 shares of common stock and (ii) 5,309,540 shares of common stock that could currently be obtained upon conversion of the Series A Preferred Stock or that could be voted pursuant to the as-converted voting provisions of the Series A Preferred Stock held directly by held by CCP and a separate account investment advisory client of CCM (the “Separate Account” and, together with CCP, the “Coliseum Entities”). Does not include 8,052,141 shares of common stock (or the voting equivalent thereof) subject to the Continuing Caps that are held by the Coliseum Entities. In the aggregate, shares of Series A Preferred Stock held collectively by the Coliseum Entities may be converted into 5,309,540 shares of common stock and the Coliseum Entities may vote such Shares of Series A Preferred Stock in accordance with the certificate of designation for the Series A Preferred Stock. The remaining shares of Series A Preferred Stock held by the Coliseum Entities, which would be convertible into 8,052,141 Common Shares, remain subject to the Continuing Caps, and may not be converted or voted without receipt of regulatory approval or a further good faith determination by UTI that such regulatory approval is not required. Shackelton and Gray share voting and dispositive power of the shares of common stock held by the Coliseum Entities. The business address for each of CCM, CC, CCP, Shackelton and Gray is 105 Rowayton Avenue, Rowayton, CT 06853.

(5)	Includes 30,000 shares of common stock underlying vested stock options.
(6)	Includes 30,000 shares of common stock underlying vested stock options.
(7)	Includes 210,000 shares of common stock underlying vested stock options.
(8)	For 5% Holders, the Company is relying on the numbers of shares as reported in the applicable Schedule 13D or Schedule 13G and calculating the percentages in this table based on the number of shares outstanding as of January 3, 2023, the record date for the Annual Meeting. Accordingly, certain holders who previously filed a Schedule 13D or Schedule 13G have been excluded where their percentage ownership at the record date as so calculated falls below the 5% threshold.
(9)

Based upon information contained in a Schedule 13G filed on February 12, 2021, The Washington University (“WU”) has (i) sole voting power over 2,866,276 of the reported shares, (ii) shared voting power over zero of the reported shares, (iii) sole dispositive power over 2,866,276 of the reported shares, and (iv) shared dispositive power over zero of the reported shares. WU’s business address is Campus Box 1058, One Brookings Drive, St. Louis, Missouri 63130.

(10)

Based upon information contained in a Schedule 13G/A filed on February 14, 2022, Park West Asset Management LLC (“PWAM”), Park West Investors Master Fund, Limited (“PWIMF”), and Peter S. Park (“Park,” and together with PWAM and PWIMF, the “Park West Group”), (A) each of PWAM and Park has (i) sole voting power over zero of the reported shares, (ii) shared voting power over 3,045,963 of the reported shares, (iii) sole dispositive power over zero of the reported shares, and (iv) shared dispositive power over 3,045,963 of the reported shares, and (B) PWIMF has (i) sole voting power over zero of the reported shares, (ii) shared voting power over 2,772,975 of the reported shares, (iii) sole dispositive power over zero of the reported shares, and (iv) shared dispositive power over 2,772,975 of the reported shares. PWAM is the investment manager to PWIMF and Park West Partners International, Limited. Park, through one or more affiliated entities, is the controlling manager of PWAM. The business address of each of the entities in the Park West Group is 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.

(11)

Based upon information contained in a Schedule 13GA filed on February 7, 2022, Hamilton Lane Advisors, L.L.C. (“Hamilton Lane”), and the Regents of the University of Michigan (“UM”), each of Hamilton Lane and UM has (i) sole voting power over zero of the reported shares, (ii) shared voting power over 2,172,492 of the reported shares, (iii) sole dispositive power over zero of the reported shares, and (iv) shared dispositive power over 2,172,492 of the reported shares. Hamilton Lane, in its capacity as investment adviser, with its client, UM, is deemed to be the beneficial owner of the 2,172,492 owned by UM. Pursuant to the investment advisory agreement entered into by Hamilton Lane and UM, investment discretion and voting power over the shares held by UM has been delegated to Hamilton Lane. The business address of Hamilton Lane is 110 Washington St., Suite 1300, Conshohocken, Pennsylvania 19428. The business address of UM is 101 N. Main St., Suite 600, Ann Arbor, Michigan 48104.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding Transactions with Related Persons

As a means to ensure compliance with Item 404(a) of Regulation S-K, our Board adopted a written Related Party Transaction Policy (the “Related Party Policy”) pursuant to which all “Interested Transactions” with a “Related Party” (each as defined below) are subject to review and approval by our Nominating and Corporate Governance Committee. Ongoing or long-term transactions with a Related Party in existence at the time the Related Party Policy was adopted, if any, will also be subject to ratification on at least an annual basis. For purposes of the Related Party Policy, an “Interested Transaction” is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships (including any indebtedness or guaranty of indebtedness) in an amount equal to or exceeding $120,000 in any fiscal year in which us, including any of our subsidiaries, was, is or will be a participant and in which any “Related Party” had, has or will have a direct or indirect material interest. Any indirect interest includes an interest held by or through any entity in which any “Related Party” is employed or is a partner or principal (or in a similar position) or in which such “Related Party” has a 10% or greater beneficial ownership interest. A “Related Party” includes executive officers, directors, nominees for director, any person who is known to be the beneficial owner of more than 5% of any class of our voting securities and any immediate family member of any of the foregoing persons.

In considering whether to approve an Interested Transaction, our Nominating and Corporate Governance Committee considers such factors as it deems appropriate, which may include: (i) the Related Party’s relationship with us and interest in the proposed Interested Transaction; (ii) the material facts of the proposed Interested Transaction, including the proposed value of such transaction, or, in the case of indebtedness, the principal amount that would be involved; (iii) the benefits to us of the Interested Transaction; (iv) an assessment of whether the Interested Transaction is on terms that are comparable to the terms available with an unrelated party; (v) in the case of an existing transaction, the impracticability or cost of securing alternative arrangements and (vi) such other factors as our Nominating and Corporate Governance Committee deems relevant.

The Related Party Policy provides for standing pre-approval for certain categories of transactions with a Related Party without the need for specific approval by our Nominating and Corporate Governance Committee. These categories are: (i) certain transactions with other companies where the Related Party’s only relationship is as an employee (other than as an executive officer), director or beneficial owner of less than 10% of the company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the other company’s gross annual revenues in its most recently completed fiscal year; (ii) charitable contributions, grants or endowments by us to charitable organizations, foundations or universities at which a Related Party’s only relationship is as an employee (other than as an officer) or a director or trustee, if the aggregate amount involved does not exceed the lesser of $500,000 or 2% of the charitable organization’s total annual receipts in its most recently completed fiscal year; and (iii) certain other transactions and arrangements which under certain SEC rules are excepted from disclosure as transactions with a Related Party.

Registration Rights Agreements

2003 Registration Rights Agreement

We are a party to a registration rights agreement with, among others, the following stockholders: (i) JZ Equity Partners PLC and the permitted transferees of The Jordan Company, LLC (collectively, the “TJC Stockholders”); (ii) Charlesbank Voting Trust, Charlesbank Equity Fund V, Limited Partnership, CB Offshore Equity Fund V, L.P., CB Equity Co-investment Fund V, Limited Partnership and Coyote Training Group, LLC (collectively, the “Charlesbank Stockholders”), (iii) Whites’ Family Company, LLC; and (iv) Robert D. Hartman. The registration rights agreement provides for “piggyback” registration rights with respect to the restricted shares of our common stock held by each of the stockholder parties to this agreement, including Whites’ Family Company, LLC, an entity controlled by John C. White, a former director and Chairman of our Board. Accordingly, if we propose to register any of our common stock for sale to the public, we are required to give written notice of our intention to do so to each of the stockholders who are a party to this agreement and to use our best efforts to include in the registration statement the number of restricted shares of our common stock beneficially owned and requested to be registered by such stockholders, subject to reduction of such shares under certain circumstances by an underwriter. If a reduction of shares is necessary, stockholders who request to participate in the registration will do so pro rata based on the numbers of shares held by such stockholders on a fully diluted basis, except that we will have first priority to register shares of our common stock if we initiate the registration for our own account. Pursuant to the registration rights agreement, the “piggyback” right terminates from and after the date on which those stockholders cease to beneficially own at least 1% of our issued and outstanding shares of common stock.

Coliseum Registration Rights Agreement

In connection with the Coliseum Securities Purchase Agreement, we also entered into a Registration Rights Agreement (“Coliseum Registration Rights Agreement”), which provides Coliseum certain demand and piggyback registration rights covering the shares of common stock issuable upon conversion of the Series A Preferred Stock. The Coliseum Registration Rights Agreement also provides that we will bear all costs and expenses associated with registering the shares of common stock issuable upon conversion of the Series A Preferred Stock, with the exception of underwriting discounts and commissions and brokerage fees. On October 18, 2019, following a request by Coliseum pursuant to the Coliseum Registration Rights Agreement, we filed a Registration Statement on Form S-3 (no. 333-234253) to register, among other securities, the 21,021,021 shares of common stock that may be issuable to Coliseum (subject to the terms of the Certificate of Designations) upon the conversion of the 700,000 shares of Series A Preferred Stock purchased in the Coliseum Securities Purchase Agreement (as defined below). We bore the out-of-pocket costs, expenses and fees incurred in connection with the registration, other than any related underwriting discounts or selling commissions and brokerage fees. The registration statement was declared effective by the SEC on October 30, 2019.

Transactions with Management and Others

Commercial Training Group (“CTG”) Programs

Since 2009, we have provided training programs as part of our CTG to subsidiaries of Penske Automotive Group, Inc. Penske Truck Leasing (“PTL”) is one of the companies for whom CTG provides technician training. As of September 30, 2022, PTL was owned 41.1% by Penske Corporation, 28.9% by the Penske Automotive Group and 30.0% by Mitsui & Co., Ltd. Mr. George Brochick, a current Director of our Company, serves as the Executive Vice President, Strategic Development of the Penske Automotive Group, Inc. Additionally, Kimberly J. McWaters, a former director and our former President and Chief Executive Officer, serves as a director of Penske Automotive Group, Inc.

Our CTG program currently provides technician training and certification services for approximately 26 companies, resulting in approximately $12.7 million of revenue in fiscal 2022. We believe these agreements to be immaterial in value, mutually beneficial and on terms comparable to the terms available with unrelated third parties and our other customers.

Employment Relationships

Under our Code of Conduct, all Company employees are required to disclose any financial interest that they or their immediate family members have with any organization that does business with the Company. Additionally, under the Supplemental Code of Ethics for the Chief Executive Officer and Senior Financial Officers, covered individuals must avoid any activity or personal interest that creates or appears to create a conflict of interest with the Company, including situations in which a family member has an ownership interest in an entity that does business with, or otherwise participates in a business arrangement with, the Company, and must seek written approval of the Audit Committee before participating in any such conflict transaction. Lastly, as described above, any Interested Transactions subject to the Related Party Policy require the approval of the Nominating and Corporate Governance Committee.

Beginning in February 2020, the Company engaged Urban Hayseed, LLC, a communications firm whose owner and sole employee is Susan Grant, the wife of our Chief Executive Officer, Jerome Grant, to provide communications-related consulting services to the Company. During the fiscal year ended September 30, 2021, the Company paid Urban Hayseed $148,800 in consulting fees for such services. The Board has determined, with the assistance of outside counsel, that the engagement of Urban Hayseed raised a conflict of interest with respect to Mr. Grant, that Mr. Grant did not timely disclose this conflict under the Code of Conduct, and that Mr. Grant did not seek or obtain the required approvals under the Supplemental Code of Ethics or the Related Party Policy. Accordingly, the Board concluded, and Mr. Grant acknowledged, that he had violated the foregoing Company policies. As a result, the Company terminated its relationship with Urban Hayseed effective October 20, 2021. As a result of the foregoing, the Board issued a formal censure to Mr. Grant that mandated certain remedial actions. In addition, the Board directed the Company’s Internal Audit team to work under the supervision of the Audit Committee to review and update the Company’s processes and controls related to the internal policy compliance. The Compensation Committee also took this matter into consideration when setting Mr. Grant’s compensation for fiscal years 2022 and 2023.

Coliseum Securities Purchase Agreement

On June 24, 2016, we entered into a Securities Purchase Agreement (the “Coliseum Securities Purchase Agreement”) with Coliseum to sell to Coliseum 700,000 shares of Series A Preferred Stock. As of January 3, 2023, certain entities affiliated with Coliseum were a beneficial owner of more than 5% of our voting securities.

In addition, Mr. Shackelton, a member of our Board, is affiliated with Coliseum and as of January 3, 2023, held shared voting and dispositive power with respect to 444,944 shares of Series A Preferred Stock. Pursuant to the Certificate of Designations, we may pay a cash dividend (“Cash Dividend”) on each share of the Series A Preferred Stock at a rate of 7.5% per year on the liquidation preference then in effect. If we do not pay a Cash Dividend, the liquidation preference of the Series A Preferred Stock shall be increased to an amount equal to the current liquidation preference in effect plus an amount reflecting that liquidation preference multiplied by the Cash Dividend rate then in effect plus 2.0% per year. Cash Dividends are payable semi-annually in arrears on September 30 and March 31 of each year and will begin to accrue on the first day of the applicable dividend period. We paid Cash Dividends of $2.75 million to Coliseum and certain of its principals during the year ended September 30, 2022. For further information regarding the Coliseum Securities Purchase Agreement, see our Annual Report on Form 10-K for the year ended September 30, 2022.

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND VOTING INFORMATION

Our Board is soliciting proxies for the Annual Meeting, and at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and the accompanying notice. This Proxy Statement, the accompanying form of proxy card and our Annual Report were first made available to stockholders on or about January 17, 2023.

Why am I receiving these materials?	We have made these materials available to you over the Internet or, upon your request, have delivered printed copies of these materials to you by mail, in connection with the solicitation of proxies by our Board for use at our Annual Meeting, which will take place on March 2, at 8:30 a.m., Eastern Standard time. As a stockholder, you are invited to attend the Annual Meeting online and vote your shares electronically on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the Record Date.

All stockholders receiving the Notice will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a printed copy can be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help minimize the costs associated with printing and distributing our proxy materials and lessen the environmental impact of our annual meetings.

What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials include:

•  This Proxy Statement, including the Notice; and

•  Our Annual Report on Form 10-K for the year ended September 30, 2022.

If you received a printed copy of these materials by mail, the proxy materials also included a proxy card or a voting instruction form for the Annual Meeting.

A Proxy Statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated three of our officers as proxies for the 2023 Annual Meeting. These three officers are Jerome A. Grant, Troy R. Anderson, and Christopher E. Kevane.

The form of proxy and this Proxy Statement have been approved by our Board and are being provided to stockholders by its authority.

What am I voting on?

The following matters will be presented for stockholder consideration and voting at the Annual Meeting:

•  To elect four (4) Class I directors to our Board of Directors to serve for a term of three (3) years or until their respective successors are duly elected and qualified (Proposal No. 1).

•  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023 (Proposal No. 2).

•  To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (Proposal No. 3).

•  To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers (Proposal No. 4).

What are the Board’s recommendations?

Our Board recommends you vote:

•  “FOR” the election of each of the four (4) Class I director nominees to our Board of Directors to serve as directors of the Company (Proposal No. 1).

•  “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023 (Proposal No. 2).

•  “FOR” on an advisory basis, the compensation of the Company’s Named Executive Officers (Proposal No. 3).

•  “FOR” on an advisory basis, conducting an advisory vote on the compensation of the Company’s Named Executive Officers every three (3) years (Proposal No. 4).

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•  view our proxy materials for the Annual Meeting on the Internet ; and

•  instruct us to send future proxy materials to you by email.

Our proxy materials are also available on the Internet dt http://www.proxyvote.com and on our investor relations website at http://investor.uti.edu (information at or connected to our website is not and should not be considered part of this Proxy Statement). Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will lessen the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who is entitled to vote at the Annual Meeting?	At the close of business on January 3, 2023, there were 33,924,799 shares of our common stock outstanding and entitled to vote at the Annual Meeting, and 675,885 shares of our Series A Preferred Stock outstanding, of which 407,748 are entitled to vote at the Annual

Meeting. Only stockholders of record on January 3, 2023, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon. Holders of shares of Series A Preferred Stock are entitled to vote with the holders of shares of common stock, and not as a separate class, on an as-converted basis. The shares of Series A Preferred Stock are currently convertible into an aggregate of 20,296,847 shares of common stock. In connection with Coliseum’s distribution of its 700,000 shares of Series A Preferred Stock in September 2020, our Board determined that, prior to the receipt of regulatory approvals set forth in our Certificate of Designations, certain shares of Series A Preferred Stock held by affiliates of Coliseum may only be voted to the extent that the aggregate voting power of such Series A Preferred Stock and any common stock issued upon conversion thereof does not exceed 9.9% of the aggregate voting power of all of our voting stock outstanding at the close of business on September 14, 2020. As a result, the shares of Series A Preferred Stock are entitled to an aggregate of 12,244,705 votes on each matter voted upon. Votes may not be cumulated. As such, the total number of shares entitled to vote at the Annual Meeting is 46,169,504.

What constitutes a quorum?	The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast on any matter at the Annual Meeting will constitute a quorum. Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the Annual Meeting and will be counted for quorum purposes.

How can I attend the Annual Meeting?	Stockholders may attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/UTI2023. In order to vote or submit a question during the Annual Meeting, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/UTI2023 and will need the control number included in the Notice sent to you or, if you requested printed copies be sent to you by mail, on your proxy card or in the instructions that accompanied your proxy materials. Broadridge Financial Solutions is hosting our virtual Annual Meeting and, on the date of the Annual Meeting, will be available by telephone at 844-986-0822 to answer your questions regarding how to attend and participate in the Annual Meeting.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

•  Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered the stockholder of record with respect to those shares, and we sent the Notice directly to you. If you requested printed copies of the proxy materials by mail, you also received a proxy card. If you are a stockholder of record, you will receive only one Notice or proxy card for all the shares of stock you hold in certificate form, in book-entry form and in any Company benefit plan.

•  Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares held in “street name.” If you are a beneficial owner, the Notice was forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.” If you request printed copies of the proxy materials by mail, you will receive a voting instruction form.

How are proxies voted?	All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What different methods may I use to vote?

•  Voting Electronically During the Annual Meeting. If you desire to vote electronically during the live webcast of the Annual Meeting, please follow the instructions for attending and voting at the Annual Meeting posted at www.virtualshareholdermeeting.com/UTI2023. You will need the 16-digit control number included in the Notice sent to you or, if you requested printed copies be sent to you by mail, on your proxy card or in the instructions that accompanied your proxy materials. All votes must be received by the inspector of election before the polls close at the Annual Meeting.

•  Voting by Proxy for Shares Held by a Stockholder of Record. If you are a stockholder of record, you may instruct the proxy holders named in the accompanying proxy card on how to vote your shares of common stock in one of the following ways:

•  By Telephone or Internet. If you requested printed copies of the proxy materials be sent to you by mail, you may vote by proxy by calling the toll-free number found on the proxy card. You may also vote by proxy over the Internet by visiting http://www.proxyvote.com and entering the control number found in the Notice sent to you, or, if you requested printed copies of the proxy materials be sent to you by mail, by following the instructions provided with the proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

•  By Written Proxy. If you requested printed copies of the proxy materials be sent to you by mail, you can vote by signing, dating and mailing the proxy card in the prepaid enclosed envelope.

•  Voting by Proxy for Shares Held by Beneficial Owners in Street Name. If you are a beneficial owner, you may instruct the broker, bank or other nominee that holds your shares in “street name” to vote your shares of common stock in one of the following ways:

•  By Telephone or Internet. If you requested printed copies of the proxy materials be sent to you by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form you received from the organization holding your shares. You may also vote by proxy over the Internet by visiting http://www.proxyvote.com and entering the control number found in the Notice sent to you, or, if you requested printed copies of the proxy materials be sent to you by mail, by following the instructions provided in the voting instruction form you received from the organization holding your shares.

•  By Written Proxy. If you requested printed copies of the proxy materials be sent to you by mail, you may vote by proxy by filling out the voting instruction form you received from the organization that holds your shares and sending it back in the envelope provided.

What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?

If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares:

•  “FOR” the election of the four (4) Class I director nominees set forth in this Proxy Statement (Proposal No. 1);

•  “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023(Proposal No. 2);

•  “FOR” on an advisory basis, the compensation of the Company’s Named Executive Officers (Proposal No. 3); and

•  “FOR” on an advisory basis, conducting an advisory vote on the compensation of the Company’s Named Executive Officers every three (3) years (Proposal No. 4).

What if I am a beneficial owner and do not give voting instructions to my broker?	If you are a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

•  Non-Discretionary Items. The election of directors, the advisory vote to approve the compensation of Named Executive Officers (“Say on Pay”), and the advisory vote on whether to hold Say on Pay advisory votes every one, two or three years, are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-discretionary matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

•  Discretionary Items. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023 is a discretionary item. Generally, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

How many votes are needed to approve each item?

•  Our Fourth Amended and Restated Bylaws (our “Bylaws”) provide that in a non-contested election, each director nominee must be elected by the affirmative vote of a majority of the votes cast, electronically or by proxy, with respect to that director’s election (Proposal No. 1). A “majority of the votes cast” means that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee. Accordingly, abstentions will have no effect on the election of a director. Pursuant to our Corporate Governance Guidelines, our Board expects any director nominee who is an incumbent director and is not re-elected to promptly tender his or her resignation, and our Board, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation. Uninstructed shares are not entitled to vote on the election of directors.

•  The affirmative vote of a majority of the shares of capital stock present or represented at the Annual Meeting and entitled to vote is required to approve the proposals (i) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023 (Proposal No. 2), (ii) to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (Proposal No. 3), and (iii) to approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers (Proposal No. 4). Uninstructed shares are not entitled to vote on the compensation of the Company’s Named Executive Officers and the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers. Although these votes are not binding, our Board and its Audit Committee and Compensation Committee will take the results of the vote under advisement when making future decisions regarding the Company’s independent registered public accounting firm and the compensation of the Company’s Named Executive Officers.

Any stockholder entitled to vote on any matter may vote part of such stockholder’s shares in favor of the proposal and refrain from voting the remaining shares or, except with respect to the election of directors, may vote the remaining shares against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively or otherwise indicates how the number of shares to be voted affirmatively is to be determined, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, a stockholder’s proxy will remain valid and may be voted at the postponed or adjourned meeting. A stockholder still will be able to revoke the stockholder’s proxy until it is voted. As of the date of this Proxy Statement, our Board did not know of any matters other than those described in this Proxy Statement to be presented at the Annual Meeting.

Proxies properly executed and received by us prior to the Annual Meeting and not revoked will be voted as directed therein on all matters presented at the Annual Meeting. If you submit a proxy or voting instruction form by Internet, telephone or mail without giving specific voting instructions on one or more matters listed in the notice for the meeting, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

How are abstentions, withhold votes and broker non-votes counted?	Abstentions and broker non-votes will not be considered votes cast for voting purposes for all proposals. Accordingly, abstentions will have no effect on the election of a director and will have the same effect as a vote against ratification of Deloitte & Touche LLP, approval of the compensation of the Company’s Named Executive Officers and approval the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by:

•  Voting again on a later date through the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or by signing and returning a new proxy card or voting instruction form with a later date;

•  By attending the Annual Meeting virtually and voting during the Annual Meeting; or

•  By delivering a written notice of revocation prior to the Annual Meeting to Christopher E. Kevane, our Senior Vice President, Chief Legal Officer, and Secretary, at 4225 E. Windrose Drive, Suite 200, Phoenix, Arizona 85032.

If you are a beneficial owner and your shares are held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

Where can I find the voting results of the Annual Meeting?	We intend to announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four business day period, we will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

Who pays the cost for soliciting proxies by the Board?	We will bear the cost of soliciting proxies, including the cost of preparing, printing and mailing the materials in connection with the solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock. In addition to solicitations by mail, our officers and regular employees may, on behalf of the Company, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.

If I share an address with another stockholder, and we received only one paper copy of the proxy materials, how may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, stockholders may write or call us at the following address and telephone number:

Universal Technical Institute, Inc.

Attention: Christopher E. Kevane

Senior Vice President, Chief Legal Officer, and Secretary

4225 E. Windrose Drive, Suite 200

Phoenix, Arizona 85032

(623) 445-9500

Stockholders who hold shares in “street name” may contact their broker, bank or other similar nominee to request information about householding.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

From time to time, our stockholders seek to nominate directors or to present proposals for inclusion in the proxy statement and form of proxy, or otherwise for consideration at the annual meeting. To be included in the proxy statement or considered at an annual meeting, a stockholder must timely submit nominations of directors or other proposals to us in addition to complying with certain rules and regulations promulgated by the SEC. We intend to hold our 2024 annual meeting of stockholders during February or March 2024. Stockholders who intend to present proposals at the 2024 annual meeting of stockholders, and who wish to have those proposals included in our proxy statement for the 2024 annual meeting, must be certain that those proposals are received at our principal executive offices at 4225 E. Windrose Drive, Suite 200, Phoenix, Arizona 85032; Attention: Secretary, no later than September 19, 2023. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposal be sent by certified mail, return receipt requested.

Notice of stockholder proposals to be raised from the floor of the 2024 annual meeting of stockholders outside of Rule 14a-8, including director nominations submitted by eligible stockholder(s) for inclusion in our proxy materials pursuant to the proxy access provisions in our Bylaws, must be received by our Secretary at the address set forth above between November 3, 2023 and December 3, 2023 for possible consideration at the meeting. The stockholder notice must comply with the information requirements set forth in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 no later than January 2, 2024. Stockholders should direct any communications, as well as related questions, to our Secretary at the address set forth on the first page of this Proxy Statement.

OTHER MATTERS

As of the date of this Proxy Statement, we have not been presented with any other business for consideration at the Annual Meeting. If any other matter is properly brought before the meeting for action by the stockholders, your proxy (unless revoked) will be voted in accordance with the recommendation of our Board, or at the discretion of the proxy holders if no recommendation is made.

ANNUAL REPORT

Our 2022 Annual Report, including financial statements, is filed with the SEC and, along with this Proxy Statement, is available electronically on our investor relations website at http://ir.storecapital.com to all stockholders of record as of January 3, 2023, including those stockholders whose shares are held in a brokerage, bank or similar account, who will receive the same mailing from the organization holding the account. We will provide without charge, upon written request to Christopher E. Kevane, Senior Vice President, Chief Legal Officer, at Universal Technical Institute, Inc., 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, filed with the SEC for the year ended September 30, 2022.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we refer you to information previously filed with the SEC that should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material.” In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statemen

UNIVERSAL TECHNICAL INSTITUTE, INC. 4225 EAST WINDROSE DRIVE SUITE 200 PHOENIX, ARIZONA 85032

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 1, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/UTI2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 1, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D94649-P84084 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNIVERSAL TECHNICAL INSTITUTE, INC.
The Board of Directors recommends you vote “FOR” each of the nominees listed in Item 1.

1.	Election of four (4) Class I Directors

	Nominees:	For	Against	Abstain

1a.	David A. Blaszkiewicz	☐	☐	☐

1b.	Robert T. DeVincenzi	☐	☐	☐

1c.	Jerome A. Grant	☐	☐	☐

1d.	Shannon Okinaka	☐	☐	☐

The Board of Directors recommends you vote “FOR” the following proposals:						For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2023.					☐	☐	☐

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.					☐	☐	☐

The Board of Directors recommends you vote “1 year” on the following proposal:					1 Year	2 Years	3 Years	Abstain

4.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.				☐	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” each of the nominees listed in Item 1, “For” Items 2 and 3, and “1 year” on Item 4. If any other matters properly come before the meeting or any postponement or adjournment of the meeting, the person(s) named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on March 2, 2023:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D94650-P84084

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF UNIVERSAL TECHNICAL INSTITUTE, INC.

FOR USE AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS ON

MARCH 2, 2023

The undersigned stockholder(s) of Universal Technical Institute, Inc., a Delaware corporation, hereby appoint(s) Jerome A. Grant, Troy R. Anderson and Christopher E. Kevane, and each or any of them, as proxies, with full power of substitution, and hereby authorize(s) them to cast on behalf of the undersigned, as designated on the reverse side of this proxy card, all votes that the undersigned is/are entitled to cast at the 2023 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/UTI2023 on Thursday, March 2, 2023 at 7:30 a.m., central time, or any postponement or adjournment thereof, in accordance with and as more fully described in the Notice of the Annual Meeting of Stockholders and the Proxy Statement, receipt of each of which are hereby acknowledged and the terms of each of which are incorporated by reference, and otherwise to represent the undersigned at the meeting with all powers the undersigned would possess if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to the 2023 Annual Meeting of Stockholders.

WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES: (1) AS YOU SPECIFY ON THE BACK OF THIS PROXY CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS PROXY CARD, AND (3) AS THEY DECIDE ON ANY OTHER MATTER PROPERLY COMING BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side